CONFIDENTIAL

Execution Version

SECOND AMENDED AND RESTATED

JOINT VENTURE AGREEMENT

by and among

BIOAMBER INC.,

BIOAMBER INTERNATIONAL S.à.r.l.,

MITSUI & CO., LTD.

and

BIOAMBER SARNIA INC.

Dated February 15, 2016

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

1.	DEFINITIONS AND INTERPRETATION1
1.1	Definitions1
1.2	Interpretation.11
2.	THE COMPANY12
2.1	Formation12
2.2	Name12
2.3	Principal Place of Business12
2.4	Subsidiaries; Shareholders12
2.5	Foreign Qualification13
2.6	Term13
3.	BUSINESS OF THE COMPANY13
3.1	Business13
3.2	Initial Plant Commission and Capacity13
4.	ADDITIONAL PLANT13
4.1	Additional Plant13
4.2	Construction of Additional Plant13
4.3	PBS Technology13
4.4	Non-Binding Provisions14
5.	FINANCING OF THE COMPANY14
5.1	Financing Commitments of the Shareholders.14
5.2	Additional Financial Contributions.16
5.3	Share Valuation16
5.4	Guarantees17
5.5	Comerica Loan Agreement.18
5.6	Convertible Loan19
5.7	BDC Credit Facility.21
6.	NON-FINANCIAL CONTRIBUTIONS22
6.1	BioAmber Non-Financial Contributions22
6.2	Mitsui Non-Financial Contributions22
6.3	Provision of Non-Financial Contributions22
7.	REDUCTION/TERMINATION OF CONTRIBUTIONS22

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.1	Reduction/Termination of Contributions22
7.2	Termination of Secondments/Assignments22
7.3	Action by the Parties22
8.	MANAGEMENT OF THE COMPANY23
8.1	Shareholders.23
8.2	Board.26
8.3	Officers.29
8.4	Plant Manager29
8.5	Secondment29
8.6	Commissioning & Start-Up Team30
8.7	EPC Matters30
8.8	Annual Budget30
9.	OTHER OPERATIONAL MATTERS30
9.1	Opportunity Assessments30
9.2	Dividend/Distribution Policy31
9.3	Books and Records; Financial Statements.31
9.4	Information Rights.31
9.5	Insurance32
10.	ENCUMBRANCE OR TRANSFER OF SHARES32
10.1	Proxies and Voting Trusts32
10.2	Restrictions on Transfer.32
11.	RIGHT OF FIRST OFFER; RIGHT OF FIRST REFUSAL; DRAG-ALONG; CO-SALE33
11.1	Right of First Offer.33
11.2	Right of First Refusal.34
11.3	BioAmber Drag-Along Right.35
11.4	Mitsui Co-Sale Right.36
11.5	Terms of Mitsui Share Transfer37
12.	PUT/CALL OPTIONS37
12.1	Put/Call Option37
12.2	Mitsui Put Option During Construction of the Initial Plant37

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.3	Mitsui Put Option Resulting from the Occurrence of a Dissolution Event37
12.4	Additional Mitsui Put Option38
12.5	Exercise of Options; Closing38
12.6	Loans; Guarantees38
13.	CLOSING OF SHARE TRANSFERS38
13.1	Time and Place38
13.2	Closing Deliveries39
13.3	No Encumbrances; Transfer Taxes39
13.4	Effect of Share Transfer39
14.	PREEMPTIVE RIGHTS, OVERSUBSCRIPTION RIGHTS39
14.1	Restrictions39
14.2	Notice40
14.3	Exercise of Rights40
15.	NON-COMPETE40
15.1	Non-Compete40
15.2	Exercise of Drag-Along Right40
16.	CERTAIN ADDITIONAL AGREEMENTS AND UNDERTAKINGS40
16.1	General Shareholder Obligations40
16.2	Initial Plant41
16.3	Certain Operational Matters.41
16.4	Additional Agreements42
16.5	Supply Contracts43
17.	REPRESENTATIONS AND WARRANTIES43
17.1	Survival of Representations and Warranties contained in the Original JVA43
17.2	BioAmber Parties’ Representations and Warranties43
17.3	Mitsui’s Representations and Warranties44
17.4	Survival of Representations and Warranties45
18.	DEFAULT46
18.1	Events of Default.46
18.2	Option to Buy/Sell Upon an Event of Default.47
19.	DISSOLUTION48

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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19.1	Dissolution Events48
19.2	Distribution of Remaining Assets48
19.3	Right to Prevent Dissolution48
20.	TERMINATION48
20.1	Termination of the Agreement48
20.2	Consequences of Termination48
21.	INDEMNIFICATION49
21.1	General Indemnification49
21.2	IP Indemnification49
21.3	No Consequential Damages49
22.	DISPUTE RESOLUTION49
22.1	Escalation Procedure49
22.2	Arbitration.49
23.	MISCELLANEOUS51
23.1	No Partnership51
23.2	Discrepancies51
23.3	Notices.51
23.4	Expenses52
23.5	Entire Agreement52
23.6	Counterparts52
23.7	Governing Law52
23.8	Severability53
23.9	Survival of Rights, Duties and Obligations53
23.10	Specific Performance53
23.11	Assignment53
23.12	Amendment; Waiver53
23.13	Limitation on Rights of Third Parties53
23.14	Confidentiality.54
23.15	Advertising; Publicity55
23.16	Subsequent Shareholders55
23.17	Unanimous Shareholder Agreement55

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT

THIS SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of February, 2016, by and among BioAmber Inc., a corporation organized under the laws of Delaware (“BioAmber”), BioAmber International S.à.r.l., a limited liability company organized under the laws of Luxembourg and a direct wholly owned subsidiary of BioAmber (“BioAmber Lux”, and together with BioAmber, the “BioAmber Parties”), Mitsui & Co., Ltd., a corporation organized under the laws of Japan (“Mitsui”), and BioAmber Sarnia Inc., a corporation organized under the laws of Canada (the “Company”).

RECITALS

A.  Pursuant to certain Share Subscription Agreements, dated as of November 2, 2011, as amended by Share Subscription Amending Agreements dated as of January 24, 2014 (together, as so amended, the “Subscription Agreements”), entered into by each of BioAmber Lux and Mitsui with the Company, BioAmber Lux and Mitsui originally acquired Shares representing seventy percent (70%) and thirty percent (30%), respectively, of the total outstanding Shares, on a fully diluted basis.

B.  In connection with the acquisition by Mitsui and BioAmber Lux of their Shares pursuant to the respective Subscription Agreements, the parties entered into a Joint Venture Agreement, dated as of November 2, 2011 (the “Original JVA”), which the parties subsequently amended and restated as of January 24, 2014 (as so amended and restated, the “First Amended and Restated JVA”), to provide for certain matters relating to, among other things, the management and operation of the Company.

C.  In exchange for the First Additional Mitsui Capital Contribution (as defined below), the Company has issued to Mitsui additional Shares.  Accordingly, as of the date hereof, the Pro Rata Shares (as defined below) of BioAmber Lux and Mitsui are sixty-four and one-tenth percent  (64.1%) and thirty-five and nine-tenths percent (35.9%), respectively.

D.  The parties desire to amend certain aspects of the First Amended and Restated JVA, and restate the First Amended and Restated JVA in its entirety to reflect such amendments, effective from the date of and as set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

Definitions

.  The following capitalized terms used herein shall have the following meanings unless the context otherwise requires:

“Absent Shareholder” has the meaning set forth in Section 8.1.7.

“Additional Contribution” has the meaning set forth in Section 5.2.1.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Additional Plant” has the meaning set forth in Section 4.1.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such specified Person.

“Agent” means Comerica Bank, as administration agent with respect to the Comerica Loan Agreement.

“Agreement” has the meaning set forth in the preamble hereof.

“AIP Loan Agreement” means that certain repayable contribution agreement for the Agriinnovation Program: Enabling Commercialization and Adoption Stream, dated as of March 10, 2014, among Her Majesty the Queen in Right of Canada, as represented by the Minister of Agriculture and Agri-Food, BioAmber and the Company.

“Ancillary Agreements” means (a) the Amended and Restated Technology License Agreement, (b) the Trademark License Agreement, (c) the BioAmber Services Agreement, (d) the Mitsui Services Agreement, (e) the Assignment Agreement, (f) the Indemnification Agreement, (g) the Financial Support Implementing Agreement, (h) the Reimbursement Agreements and (i) the Master Marketing and Sales Agreements.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes; and (b) orders, decisions, judgments, awards or decrees, in each case of any Governmental Authority of the United States of America, Canada, Japan or other applicable jurisdictions.

“Appraiser” has the meaning set forth in Section 5.3.2(a).

“Arbitration Party” has the meaning set forth in Section 22.2.1.

“Assignment Agreement” has the meaning set forth in Section 16.4.4.

“BDC” means the Business Development Bank of Canada.

“BDC Credit Facility” has the meaning set forth in Section 5.7.1.

“BDC Definitive Agreements” has the meaning set forth in Section 5.7.2.

“BDC Letter of Intent” has the meaning set forth in Section 5.7.1.

“BDO” means 1,4 Butanediol and Tetrahydrofuran (THF) produced from BSA using the DuPont Technology.

“BioAmber” has the meaning set forth in the preamble hereof.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“BioAmber IP” means all Intellectual Property Rights owned, co- or jointly owned, or held by BioAmber or its Affiliates that are necessary, useful or otherwise related to the operation of the Business.

“BioAmber IP Agreements” means any and all Contracts concerning Intellectual Property Rights that are necessary, useful or otherwise related to the operation of the Business to which BioAmber or any BioAmber Affiliate is a party or beneficiary, or by which BioAmber or any BioAmber Affiliate, or any of its properties or assets, may be bound, including:  (a) licenses of Intellectual Property Rights by BioAmber or any BioAmber Affiliate to any third party, (b) licenses of Intellectual Property Rights by any third party to BioAmber or any BioAmber Affiliate, (c) Contracts between BioAmber or any BioAmber Affiliate and any third party relating to the transfer, development, maintenance or use of Intellectual Property Rights, (d) covenants not to sue under or releases from any claim of damages for infringement, unauthorized use or disclosure, or misappropriation of any third party’s Intellectual Property Rights and (e) Consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Intellectual Property Rights.

“BioAmber Lux” has the meaning set forth in the preamble hereof.

“BioAmber Parties” has the meaning set forth in the preamble hereof.

“BioAmber Right to Approve” has the meaning set forth in Section 8.1.2.

“BioAmber Services Agreement” has the meaning set forth in Section 16.4.2.

“BioAmber Technology” means the BioAmber IP and the Licensed IP.

“BioAmber Triggering Event” has the meaning set forth in Section 11.3.1.

“BioAmber Triggering Event Notice” has the meaning set forth in Section 11.4.1.

“Board” means the board of directors of the Company.

“Books and Records” has the meaning set forth in Section 9.3.1.

“Book Value” means, with respect to a Share, the aggregate book value of the Company’s net assets (calculated as the Company’s total assets minus its total liabilities) based on the balance sheet of the Company for the last Financial Year, or latest complete quarter or month, whichever is most recent, divided by the number of outstanding Shares.

“BSA” means bio-based succinic acid.

“Business” has the meaning set forth in Section 3.1.

“CCO” means the Chief Commercial Officer of the Company.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

“Change of Control” with respect to a Person means the occurrence of any of the following events:  (a) the acquisition by any other Person or group of Persons, through any transaction or series of related transactions, of Control of such Person; (b) such Person consolidates with, or merges with or into, another Entity, whether or not such Person is the surviving Entity of such transaction, unless immediately after such consolidation or merger the Person or group of Persons who Controlled such Person immediately prior to the transaction Control such surviving Entity; or (c) a sale or other transfer of all or a substantially all of the assets or business of such Person.  In addition, a “Change of Control” with respect to BioAmber Lux (or any Permitted Transferee thereof) shall be deemed to occur if BioAmber sells or otherwise transfers all or substantially all of its BSA-related assets or business (including the BioAmber Technology).

“Charter Documents” of any Person means such Person’s articles of incorporation, certificate of formation, memorandum or articles of association, by-laws or equivalent governing or organizational documents.

“Comerica Loan Agreement” means that certain Loan Agreement, dated as of June 20, 2014, as amended by a waiver and first amending agreement dated as of May 12, 2015 (and as it may be further amended from time to time), among the Company, the Lenders party thereto and the Agent, governing the terms of a credit facility to the Company in the aggregate principal amount of up to $20,000,000.

“Company” has the meaning set forth in the preamble hereof.

“Company Bank Account” has the meaning set forth in Schedule 1.1.

“Company Valuation” has the meaning set forth in Section 5.3.2.

“Confidential Information” means all Trade Secrets and other confidential and/or proprietary information of a Person, including business, technical, or financial information relating to the matters contemplated hereby, the terms or existence of this Agreement or other matters relating to the operation of the Business contemplated hereby.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including by or from any Governmental Authority)

“Contract” means any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

“Contribution Notice” has the meaning set forth in Section 5.2.1.

“Control” of a Person (and, with correlative meaning, “Controls” and “Controlled”) means (i) the ownership of a majority of the voting securities of such Person or (ii) the possession, direct or indirect, of the power to direct or cause the direction of the management and

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

policies of such Person, whether through the ownership of Equity Securities, by Contract or otherwise.

“Convertible Loan” has the meaning set forth in Section 5.6.1.

“Copyrights” means all copyrights and copyrightable works, and applications for registration thereof, including all rights of authorship, publication, reproduction, distribution, performance and transformation and moral rights, together with all other interests accruing by reason of international copyright conventions.

“Co-Sale Right” has the meaning set forth in Section 11.4.2.

“Defaulting Shareholder” means a Shareholder in respect of whom an Event of Default has occurred and is continuing.

“Default Option Exercise Notice” has the meaning set forth in Section 18.2.5.

“Defending Party” has the meaning set forth in Section 22.2.5.

“Director” means a member of the Board.

“Disclosing Party” has the meaning set forth in Section 23.14.1.

“Dispute” has the meaning set forth in Section 22.1.

“Dissolution Event” has the meaning set forth in Section 19.1.

“Dissolution Notice” has the meaning set forth in Section 19.1.

“Dollars” or “$” refers to lawful currency of Canada.

“Dow Chemical” means The Dow Chemical Company.

“Drag-Along Expiration Date” has the meaning set forth in Section 11.3.1.

“Drag-Along Right” has the meaning set forth in Section 11.3.1.

“Dupont” means E. I. du Pont de Nemours.

“DuPont Technology” means all Intellectual Property Rights licensed or sublicensed by Dupont to BioAmber or a BioAmber Affiliate that are necessary or useful to or otherwise used in connection with the production of BDO, including all Patents and other Intellectual Property Rights licensed to BioAmber S.A.S. under the License Agreement, dated as of June 28, 2010, between DuPont and BioAmber S.A.S.

“Encumber” and “Encumbrance” have the respective meanings set forth in Section 10.2.1.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

“EPC Contract” means, collectively, one or more engineering, procurement and/or construction contracts to be entered into between the Company and one or more EPC Firms in respect of Phase I of the Initial Plant consisting of the construction of the initial phase of the Initial Plant having an initial annual capacity of 30,000 MT of BSA.

“EPC Firm” or “EPC Firms”means, collectively, the engineering, procurement and/or construction firm(s) retained by the Company for the construction of the Initial Plant pursuant to the EPC Contract.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, issued share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, issued share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“Event of Default” has the meaning set forth in Section 18.1.1.

“Fair Market Value” means fair market value.

“Financial Statements” means the financial statements of the Company.

“Financial Support Implementing Agreement” means that certain Financial Support Implementing Agreement, dated as of May 25, 2015, among the BioAmber Parties and Mitsui.

“Financial Year” means the financial or fiscal year of the Company, which shall end on December 31 of each year.

“Financing Share Price” has the meaning set forth in Section 5.3.2.

“First Additional Mitsui Capital Contribution” means the amount of $12,500,000 provided by Mitsui to the Company as a capital contribution as of February 12, 2016, in accordance with the Term Sheet.

“First Amended and Restated JVA” has the meaning set forth in the recitals hereof.

“First Refusal Notice” has the meaning set forth in Section 11.2.1.

“Governmental Approval” means any:  permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

authorization issued, granted, given or otherwise made available by any Governmental Authority.

“Governmental Authority” means (a) any government or political subdivision thereof (including any state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature); (b) any department, agency or instrumentality of any government or political subdivision thereof; (c) any court or arbitral tribunal; and (d) the governing body of any securities exchange, in each case having competent jurisdiction.

“ICC” means the International Chamber of Commerce.

“ICC Rules” has the meaning set forth in Section 22.2.1.

“IFRS” means the international accounting standards or the international financial reporting standards prescribed by the International Accounting Standards Board and its successors.

“Indemnification Agreement” has the meaning set forth in Section 8.2.14.

“Initial Plant” has the meaning set forth in Section 3.1.

“Initial Plant Site” has the meaning set forth in Section 17.1.16.

“Intellectual Property Rights” means all right, title, and interest arising from or in respect of any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (a) all Patents; (b) all Trademarks; (c) all Copyrights; (d) Trade Secrets or Know-how; and (e) all rights, benefits, privileges, causes of action, and remedies relating to any of the foregoing, whether before or hereafter accrued, including the exclusive rights to apply for and maintain all registrations, renewals, and extensions, to sue for all past, present, and future infringements, unauthorized uses or disclosures, or misappropriations of any rights relating thereto, and to settle and retain proceeds from any such actions.

“Issuance Notice Period” has the meaning set forth in Section 14.3.

“IPO” means an initial public offering of Equity Securities pursuant to a prospectus, an effective registration statement, a listing agreement or otherwise in any jurisdiction.

“Joinder Agreement” has the meaning set forth in Section 23.16.

“Know-how” means all title, right and interest in all Trade Secrets, ideas, methods, concepts, proprietary techniques, processes, formulae, specifications, inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), business and other methodologies, scientific, technical, research, development, engineering and business information, and other know-how, including all Trade Secret rights arising under any law, including common law, state law, federal law or laws of foreign countries, other than Copyrights, Patents and Trademarks.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Lenders” means any third-party lenders of the Company.

“Licensed IP” means any and all Intellectual Property Rights that BioAmber or its Affiliates are licensed or otherwise permitted by other Persons to use under the BioAmber IP Agreements that are necessary, useful or otherwise related to the operation of the Business.

“Loss” means any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any attorney’s, accountant’s, expert’s or other advisor’s fees, costs and expenses), charge, cost (including any cost of investigation) or expense of any nature, whether or not involving a third-party claim.

“Marketing Policy” has the meaning set forth in Schedule 8.1.3(m).

“Master Marketing and Sales Agreements” means (a) that certain Master Marketing and Sales Agreement, dated as of February 8, 2016, between BioAmber and the Company, and (b) that certain Master Marketing and Sales Agreement, dated as of February 8, 2016, between Mitsui and the Company.

“Minimum Volume” has the meaning set forth in Section 9.1.

“Mitsui” has the meaning set forth in the preamble hereof.

“Mitsui Maximum Commitment” has the meaning set forth in Section 5.1.5.

“Mitsui Services Agreement” has the meaning set forth in Section 16.4.3.

“NatureWorks” means NatureWorks LLC.

“Offered Shares” has the meaning set forth in Section 11.1.1.

“Offering Shareholder” has the meaning set forth in Section 11.1.1.

“Offering Shareholder Terms” has the meaning specified in Section 11.1.4.

“Offer Notice” has the meaning set forth in Section 11.1.2.

“Operational Date” means the date on which (i) the physical facilities of the Initial Plant have been constructed, installed, commissioned and become operational and (ii) the Initial Plant has had a period of ten (10) days of continuous operation.

“Opportunity Assessment” has the meaning set forth in Section 9.1.

“Original JVA” has the meaning set forth in the recitals hereof.

“Oversubscription Rights” has the meaning set forth in Section 14.1.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“party” means any signatory to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

“Patents” means all patent rights, title and interests in and to all letters patent and rights accorded under patent law systems, utility models, and applications therefor, including continuations, divisionals, continuations-in-part, reissues, reexaminations, substitutions, renewals, and extensions thereof, foreign counterparts thereto, and patents issuing thereon.

“PBS” means a polymer comprised primarily of residues of diacids and diols, wherein the diacid component comprises at least 65% by mole of BSA and the diol component comprises at least 65% by mole of BDO.

“Permitted Issuance” has the meaning set forth in Section 14.1.

“Permitted Transferee” has the meaning set forth in Section 10.2.3.

“Person” means any individual, Entity or Governmental Authority.

“Petitioning Party” has the meaning set forth in Section 22.2.5.

“Plant Manager” has the meaning set forth in Section 8.1.2(c).

“Preemptive Rights” has the meaning set forth in Section 14.1.

“President” means the President of the Company.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“Proposed Issuance” has the meaning set forth in Section 14.2.

“Proposed Recipient” has the meaning set forth in Section 14.1.

“Pro Rata Share” means, with respect to a Shareholder, the proportion that the number of Shares held by such Shareholder (together with any Permitted Transferee thereof) bears to the aggregate number of Shares held by all Shareholders.

“Provisional Remedy” has the meaning set forth in Section 22.2.6.

“PTT-MCC Biochem” means PTT MCC Biochem Ltd.

“Receiving Party” has the meaning set forth in Section 23.14.1.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Reimbursement Agreements” means (a) that certain Reimbursement Agreement, dated as of July 31, 2015, between the Company and Mitsui, in relation to Mitsui’s guaranty with respect to the Comerica Loan Agreement, and (b) that certain Reimbursement Agreement, dated as of July 31, 2015, between the Company and Mitsui, in relation to Mitsui’s guaranty with respect to the SJIF Loan Agreement.

“Registered IP Assets” means Patents, registered Trademarks, and registered Copyrights, including any pending applications for any of the foregoing owned by BioAmber or any of its Affiliates.

“ROFO Exercise Notice” has the meaning set forth in Section 11.1.3.

“Second Additional Mitsui Capital Contribution” has the meaning set forth in Section 5.1.3(a).

“Secretary” means the secretary of the Company.

“Shareholder” means (i) BioAmber Lux, (ii) Mitsui or (iii) any other Person who becomes a holder of Shares in accordance with the terms of this Agreement and executes a Joinder Agreement, in each case for so long as such Person remains a holder of any Shares.

“Shares” means all ordinary shares in the share capital of the Company that may be authorized and issued from time to time.

“SJIF Loan Agreement” means that certain Loan Agreement, dated as of September 30, 2011 (as amended from time to time), between Her Majesty The Queen In Right of the Province of Ontario, as represented by the Minister of Economic Development and Innovation (formerly known as the Minister of Economic Development and Trade), and the Company, governing the terms of a credit facility to the Company in the aggregate principal amount of up to $15,000,000.

“Subscription Agreements” has the meaning set forth in the recitals hereof.

“Supply Contracts” means the Contracts set forth in Schedule 16.5, as such Schedule may be amended from time to time as provided herein.

“Technology License Agreement” means that certain Amended and Restated Process and Technology License Agreement, dated as of January 24, 2014, as amended as of the date hereof (including pursuant to the Third Amendment to Technology License Agreement), among BioAmber, BioAmber Lux, as licensor, and the Company, as licensee, in respect of the production of BSA and BDO.

“Term Sheet” means that certain term sheet among the parties hereto, dated as of February 8, 2016, relating to the amendments to the First Amended and Restated JVA and the Technology License Agreement that are further implemented hereby and by the Third Amendment to Technology License Agreement, respectively.

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“Third Amendment to Technology License Agreement” means that certain third amendment to the Technology License Agreement, entered into by BioAmber, BioAmber Lux and the Company concurrently with the execution of this Agreement, providing for an increase in the royalty rate payable by the Company to BioAmber Lux prior to the GTR Completion Date (as such term is defined in the Technology License Agreement) from *** of Product (as such term is defined in the Technology License Agreement) sold by the Company to third parties to *** for such sales (with the royalty rate applicable to sales of Product by the Company following the GTR Completion Date (or ***) being unchanged).

“Third Party Acquirer” has the meaning set forth in Section 11.3.1.

“Trademark License Agreement” has the meaning set forth in Section 16.4.1.

“Trademarks” means all trademarks, service marks, trade names, service names, brand names, trade dress, together with the goodwill associated with any of the foregoing, and all applications, ITU Applications, registrations and renewals thereof.

“Trade Secrets” means any trade secrets or similar forms of protection for confidential information, including invention disclosures, formulae, recipes, specifications (including information regarding materials, ingredients, tools, apparatus, sources, vendors), procedures, processes, methods, techniques, ideas, creations, inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), improvements, know-how, research and development, technical data, designs, models, algorithms, subroutines and similar confidential information.

“Transfer” has the meaning set forth in Section 10.2.1.

“Transfer Negotiation Period” has the meaning set forth in Section 11.1.3.

“Transferring BioAmber Party” has the meaning set forth in Section 11.2.1.

“Transferring Shareholder” has the meaning set forth in Section 11.1.1.

“Transfer Terms” has the meaning set forth in Section 11.1.3.

“Tribunal” has the meaning set forth in Section 22.2.3.

“Trigger Event” has the meaning set forth in Section 5.6.2.

“Valuation Deadline” has the meaning set forth in Section 5.3.2.

“Vinmar” means Vinmar International, Ltd.

“Vinmar TOP” means that certain Master Product Offtake Agreement, dated as of July 3, 2014, among Vinmar, BioAmber and the Company.

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1.2Interpretation.

1.2.1The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, in each case shall refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  Whenever the words “include,” “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of like import.  The term “or,” as used herein, is not exclusive.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

1.2.2Any reference to a statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted and to any applicable rules or regulations promulgated thereunder.  Any reference to any agreement or document (including this Agreement) shall be construed as a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms.

1.2.3Any reference to any Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

1.2.4Each party has participated in the drafting of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

1.2.5All references in this Agreement to “Section,” “Exhibit”, “Schedule” or “Annex” (or similar references) shall be deemed to be references to a section of, or exhibit, schedule or annex to, this Agreement, unless the context otherwise requires.  Headings set forth in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.	THE COMPANY

Formation

.  The BioAmber Parties have formed the Company as a Canadian corporation in accordance with Applicable Law and subject to the terms and conditions set forth in this Agreement.

Name

.  The name of the Company shall be BioAmber Sarnia Inc. unless changed by mutual agreement of the Shareholders.  All business of the Company shall be conducted in the name of the Company.

Principal Place of Business

.  The Company’s principal place of business shall be 1086, Modeland Road, Building 1010, Room 251, Sarnia, Ontario, N7S 6L2, unless changed to a

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different location by mutual agreement of the Shareholders (it being understood that the foregoing address may change once the Initial Plant is built).

Subsidiaries; Shareholders

.  The Company shall have no subsidiaries except if and to the extent agreed by all of the Shareholders.  The Company shall have no Shareholders (other than the then-current Shareholders) except as expressly permitted by this Agreement or as all of the Shareholders may otherwise agree.

Foreign Qualification

.  Prior to the Company conducting business in any jurisdiction in which it is required, as a result of such activities, to qualify to do business, the Company shall comply with all requirements necessary to qualify it to do business in such jurisdiction.  Each Shareholder shall execute and deliver any certificates and other instruments that are necessary or appropriate for the Company to qualify and continue to do business as a foreign entity in such jurisdiction.

Term

.  The Company shall continue in existence from its date of formation until its dissolution in accordance with the provisions of this Agreement, its Charter Documents and Applicable Law.

3.	BUSINESS OF THE COMPANY

Business

.  The business of the Company (the “Business”) shall be to finance, build and operate a plant in Sarnia, Ontario, Canada to produce and sell BSA and BDO using the BioAmber Technology, and having the capacity (including expanded capacity) contemplated by Section 3.2 (the “Initial Plant”).

Initial Plant Commission and Capacity

.  The Initial Plant has achieved mechanical completion with an initial annual capacity of approximately 30,000 MT of BSA and is presently under ramp-up of production.

4.	ADDITIONAL PLANT

Additional Plant

.  In addition to the Initial Plant, the BioAmber Parties and Mitsui intend to build and operate an additional plant to produce and sell BSA and BDO using the BioAmber Technology, or some combination thereof as the applicable parties may agree, to be located either in Canada or in United States (the “Additional Plant”).

Construction of Additional Plant

.  The BioAmber Parties and Mitsui shall discuss in good faith the construction and operation of the Additional Plant, according to terms and conditions between them similar to those applicable to the Initial Plant or as such parties may otherwise agree.  The BioAmber Parties and Mitsui will consider the possibility of seeking the participation of a local equity partner that can provide access to feedstock, offer operational

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capabilities or enter into a meaningful off-take agreement in respect of the output of the Additional Plant.

PBS Technology

.  If the BioAmber Parties and Mitsui agree to jointly develop the Additional Plant, BioAmber may seek to secure rights to PBS technology in order to carry out integrated manufacturing of PBS at the Additional Plant through:  (i) a partnership with PTT-MCC Biochem; (ii) a license from PTT-MCC Biochem; (iii) a sub-license from a licensee of PTT-MCC Biochem, such as NatureWorks; or (iv) a partnership with, or license from, another PBS technology provider.  The BioAmber Parties and Mitsui shall negotiate in good faith Mitsui’s eventual involvement in PBS manufacturing.

Non-Binding Provisions

.  Notwithstanding anything herein to the contrary, the provisions of each of Sections 4.1, 4.2 and 4.3 are a statement of intent only and are not, and shall not be deemed to be, binding obligations of either of the BioAmber Parties or Mitsui.  Without limiting the generality of the foregoing, as between such parties, none of the BioAmber Parties nor Mitsui shall have any obligation in respect of the construction of the Additional Plant, which construction is subject to, among other things, satisfactory market feasibility studies, agreement on capital budgets and obtaining necessary internal approvals, all at the sole discretion of each such party.

5.	FINANCING OF THE COMPANY

5.1Financing Commitments of the Shareholders.

5.1.1BioAmber Lux Capital Contributions.  Pursuant to its Subscription Agreement and its funding of further capital calls by the Company, BioAmber Lux has provided to the Company as of the date hereof capital contributions in the aggregate amount of $95,900,000.

5.1.2Mitsui Capital Contributions.  Pursuant to its Subscription Agreement and its funding of further capital calls by the Company, Mitsui has provided to the Company as of the date hereof capital contributions in the aggregate amount of $53,600,000 (including therein the First Additional Mitsui Capital Contribution).

5.1.3Additional Capital Contributions.

(a)Second Additional Mitsui Capital Contribution.  Provided that none of the events set forth in Section 18.1.1(c) has occurred with respect to BioAmber, Mitsui shall provide to the Company, (i) no later than February 26, 2016, an additional capital contribution in an aggregate amount equal to $7,500,000, and (ii) no later than March 11, 2016, an additional capital contribution in an aggregate amount equal to $5,000,000 (collectively, the “Second Additional Mitsui Capital Contribution”), by wire transfer of immediately available funds to the Company Bank Account.

(b)Use of Proceeds.  The proceeds of the First Additional Mitsui Capital Contribution and the Second Additional Mitsui Capital Contribution shall

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be used to fund the cash requirements of the Company, including fulfilling its outstanding payment obligations to counterparties such as EPC Firms, suppliers and service providers.

5.1.4Loan Guarantees.  As of the date hereof, BioAmber Lux (or BioAmber, as the case may be) and Mitsui have provided guarantees in favor of Lenders in respect of loans provided by such Lenders to the Company, in the respective amounts set forth in Schedule 5.1.4, and, for the avoidance of doubt, neither any of the BioAmber Parties nor Mitsui is presently required to provide any further guarantees with respect to loans made to the Company.  Subject to Sections 5.4 and 5.5.2, if requested by the Board pursuant to a written request made to all, but not less than all, of the Shareholders, each of BioAmber Lux and Mitsui shall have the right, but not the obligation, to provide additional guarantees in favor of Lenders in respect of further loans provided by such Lenders to the Company, in each case within thirty (30) days of the date of such request (or such longer period as the Board may determine, which period shall apply equally to all Shareholders); provided, that (i) in the event that the respective guarantees provided by BioAmber and Mitsui in respect of the Comerica Loan Agreement expire or are terminated, such parties shall be required, if so requested by the Board, to provide the Company with additional capital contributions or parent company guarantees up to the amount of such expired or terminated guarantees in accordance with their then respective Pro Rata Shares, (ii) any such guarantees requested by the Board shall be allocated between the Shareholders in accordance with their respective Pro Rata Shares and (iii) if and to the extent that any such Lender so requests (and the BioAmber Parties agree), such guarantees shall be provided by BioAmber on behalf of BioAmber Lux, which guarantees so provided by BioAmber shall be deemed to have been allocated to BioAmber Lux’s Pro Rata Share.  In the event that (x) either Shareholder provides less than its full Pro Rata Share of any such additional loan guarantee within the applicable period therefor and (y) the other Shareholder contributes its full Pro Rata Share of such additional loan guarantee within the applicable period therefor, then such fully guaranteeing Shareholder shall have the right, but not the obligation, to provide an additional loan guarantee in favor of the relevant Lender(s) up to the loan guarantee amount not provided by the other Shareholder.  For the guarantees in favor of Lenders that Mitsui and BioAmber Lux (and/or BioAmber) provide according to the terms of this Section 5.1.4, the Company shall pay to each of Mitsui and BioAmber Lux (and/or BioAmber) an annual fee in respect of their respective guarantees of the loans provided by such Lenders in the amounts and pursuant to such terms as Mitsui and BioAmber mutually agree (including, with respect to Mitsui, as provided in the Reimbursement Agreements in relation to the loans referenced therein).

5.1.5Mitsui Maximum Commitment.  For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall Mitsui be obligated to provide capital contributions, guarantees or other financial support to or on behalf of the Company pursuant to this Section 5.1, Section 5.2 or otherwise if and to the extent that the amount of such capital contributions or exposure under such guarantees or other financial support, together with all amounts previously financed by (and not repaid to) Mitsui and all amounts for which Mitsui is then currently exposed with respect to guarantees or other financial support, exceed $45,600,000 (the “Mitsui Maximum Commitment”).  For further clarity, however, Mitsui shall have the right,

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in its sole discretion, to provide up to its Pro Rata Share of any financial support requested by the Board in excess of the Mitsui Maximum Commitment.

5.1.6Pro Rata Shares.  In exchange for the amount of the Second Additional Mitsui Capital Contribution, the Company shall issue to Mitsui additional Shares at the price set forth in Section 5.3.1.  The respective Pro Rata Shares of the Shareholders shall be proportionally adjusted to reflect the additional Shares issued to Mitsui in exchange for the amount of the Second Additional Mitsui Capital Contribution.

5.2Additional Financial Contributions.

5.2.1Additional Contributions.  If the Board determines that the Company requires financial contributions in excess of the commitments set forth in Section 5.1, in the form of equity, loans, guarantees or otherwise (any such financial contribution, an “Additional Contribution”), then the President, on behalf of the Board, shall provide written notice thereof to each Shareholder, setting forth the nature, amount and other relevant terms of the Additional Contribution (a “Contribution Notice”); provided, that in the event that the President does not provide such Contribution Notice to each Shareholder within five (5) business days from the date of the relevant Board resolution, then any Director shall be entitled to provide such Contribution Notice to each Shareholder on behalf of the Board (which Contribution Notices shall be effective as if they had been provided by the President).  The Shareholders shall thereupon engage in good faith discussions in respect of such Additional Contribution, including the terms and intended purpose thereof, for a period of fifteen (15) days (or such other period as the Shareholders may mutually agree) after the date the Board delivered to the Shareholders the relevant Contribution Notice, and the Board shall implement any agreement in respect of such Additional Contribution that the Shareholders may thereby reach.  Subject to the preceding sentence, each Shareholder shall have the right, but not the obligation, to contribute up to its Pro Rata Share of any Additional Contribution, within thirty (30) days after the expiration of the fifteen (15) day period (or such other period as the Shareholders may mutually agree) referred to in the preceding sentence (subject to such additional period of time as may be necessary to determine the applicable per Share price in accordance with Section 5.3.2, if applicable).

5.2.2Shortfall.  In the event that (i) the Board issues a Contribution Notice for an Additional Contribution in the form of equity, (ii) either Shareholder contributes less than its full Pro Rata Share of such Additional Contribution within the applicable period therefor and (iii) the other Shareholder contributes its full Pro Rata Share of such Additional Contribution within the applicable period therefor, then such contributing Shareholder shall have the right, but not the obligation, to provide funds to the Company up to the amount not contributed by the other Shareholder.  In such event, the Company shall issue additional Shares to the contributing Shareholder, and the respective Pro Rata Shares of the Shareholders shall be adjusted, in accordance with Section 5.3.  For the avoidance of doubt, any reduction in Mitsui’s Pro Rata Share pursuant to this Section 5.2.2 shall proportionally reduce Mitsui’s economic right to receive dividends or other distributions from the Company but shall not reduce or otherwise affect in any manner whatsoever any other rights of Mitsui hereunder, including its rights under Section 8.

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Share Valuation

.  Except as otherwise provided in Sections 5.1.6, 5.6.4(e) and the last sentence of Section 5.6.5:

5.3.1Valuation Pre-Operational Date.  For any capital call made by the Board to be funded prior to the Operational Date, the price per Share to be issued pursuant to such capital call shall be equal to the per Share purchase price for the Shares acquired by Mitsui and BioAmber Lux pursuant to the Subscription Agreements, which price is equal to $10 per Share.

5.3.2Valuation Post-Operational Date.  For any capital call made by the Board to be funded on or after the Operational Date, the Shareholders shall discuss and negotiate in good faith on a valuation of the Company (as of the date of the applicable capital call notice) for the purpose of determining the price per Share to be issued in the applicable capital call (each, a “Company Valuation”), and such price per Share shall be equal to the quotient of such Company Valuation and the total number of then-issued and outstanding Shares (the “Financing Share Price”).  If the Shareholders are unable to agree on the Company Valuation within thirty (30) days, or such other period as agreed by the Shareholders, after receipt of the applicable capital call notice (the “Valuation Deadline”), then the Financing Share Price shall be equal to the Fair Market Value of the Shares as of the date of such capital call notice and shall be determined by an appraisal as follows:

(a)the Shareholders shall discuss in good faith with a view to agreeing on the appointment of an independent investment bank or independent accounting firm of recognized international standing (the “Appraiser”), and if the Shareholders reach agreement on the appointment of the Appraiser within thirty (30) days after the Valuation Deadline, such Company Valuation shall be determined by the Appraiser in accordance with clauses (b) and (c) immediately below.  If the Shareholders are unable to reach agreement on and appoint the Appraiser within thirty (30) days after the Valuation Deadline, then the Appraiser shall be appointed by the International Centre for Expertise in accordance with the provisions for the appointment of experts under the Rules for Expertise of the ICC.  The cost, fees and expenses incurred in connection with the appointment of the Appraiser shall be borne equally between the Shareholders.

(b)The parties agree that the basis for determining the Fair Market Value shall be the price that would be paid in an arm’s-length sale between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

(c)The Appraiser shall submit its appraisal report to each of the Shareholders and the Company within thirty (30) days after the date of its appointment.  The appraisal set forth in such appraisal report shall be the definitive Fair Market Value of the Shares, and it shall be final and binding on the Shareholders for the purposes of this Section 5.3.2.

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Guarantees

.  Any obligations of the Shareholders (or BioAmber, as the case may be) in respect of third parties (whether arising from loan guarantees pursuant to Section 5.1.4 or otherwise) shall be on a several or individual basis and not on a joint or collective basis, and no Shareholder shall be liable to third parties in respect of any obligation of any other Shareholder (or BioAmber, as the case may be).

5.5Comerica Loan Agreement.

5.5.1Comerica Loan Agreement Modifications.  BioAmber, Mitsui and the Company shall promptly from the date hereof cooperate in good faith to engage in (or continue their) negotiations with the Agent and the Lenders under the Comerica Loan Agreement, as applicable, to effect the following amendments, modifications and waivers with respect to such loan agreement, with a target date to implement such amendments, modifications and waivers by March 31, 2016:

(a)Termination of Share Pledges.  Terminate (i) the Pledge and Assignment Agreement, dated as of May 12, 2015, between BioAmber Lux and the Agent, with respect to the pledge and assignment of the Shares held by BioAmber Lux in favor of the Agent (acting on behalf of the Lenders under the Comerica Loan Agreement), and cancel the security interest in such Shares created thereunder; and (ii) the Pledge and Assignment Agreement, dated as of May 12, 2015, between Mitsui and the Agent, with respect to the pledge and assignment of the Shares held by  Mitsui in favor of the Agent (acting on behalf of the Lenders under the Comerica Loan Agreement), and cancel the security interest in such Shares created hereunder;

(b)BioAmber Insolvency Event.  Provide that an Insolvency Event (as such term is defined in the Comerica Loan Agreement) with respect to BioAmber will not constitute an Event of Default (as such term is defined in the Comerica Loan Agreement); and

(c)Restricted Cash Covenants.  A waiver of all of the Company’s obligations under the Comerica Loan Agreement, and any document ancillary thereto, with respect to the Debt Service Reserve Account, the Maintenance Reserve Account, the Cost Overrun Account and the Punch List Reserve Sub-Account, as such terms are defined respectively in Sections 5.2, 5.3, 5.4 and 5.5 of the Comerica Loan Agreement.

5.5.2Comerica Loan Agreement Guarantee.

(a)Mitsui Loan Guarantee.  Mitsui may, in its sole discretion (it being understood that Mitsui shall not have any obligation to offer any such undertaking, and the making of such offer shall not be a condition to the parties’ commitment hereunder to negotiate such amendments, modifications and waivers), as an inducement for the Agent and the Lenders under the Comerica Loan Agreement to execute the amendments, modifications and waivers with respect to the Comerica

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Loan Agreement described in Section 5.5.1, undertake to guarantee all of the Secured Obligations (as such term is defined in the Comerica Loan Agreement) under the Comerica Loan Agreement, pursuant to a guarantee agreement in form and substance mutually agreeable to the Agent, the Lenders under the Comerica Loan Agreement and Mitsui.  If Mitsui so undertakes to assume such guarantee under the Comerica Loan Agreement, BioAmber and the Company shall cooperate with Mitsui to effect such guarantee assumption.

(b)Guarantee Fee.  In consideration of Mitsui’s assumption of such additional guarantee obligation in accordance with Section 5.5.2(a), the Company shall pay to Mitsui an annual guarantee fee equal to 1.0% of the aggregate amount of the additional guarantee obligation with respect to the Comerica Loan Agreement assumed by Mitsui as provided herein, which guarantee fee shall be paid by the Company to Mitsui in a manner consistent with the payment of the existing guarantee fees payable by the Company to Mitsui pursuant to the Reimbursement Agreements.

(c)Additional Modifications to Comerica Loan Agreement.  Furthermore, the parties acknowledge and agree that Mitsui may request additional amendments and modifications to the Comerica Loan Agreement, to conform its terms and conditions to those accepted by other lenders under other loan instruments guaranteed by Mitsui, in which case the parties shall endeavor to discuss in good faith such additional proposed amendments and modifications and to engage in negotiations with the Agent and the Lenders under the Comerica Loan Agreement, as applicable, in order to implement them.

Convertible Loan

.

5.6.1Convertible Loan.  If Mitsui guarantees all of the Secured Obligations under the Comerica Loan Agreement pursuant to Section 5.5.2, then in connection with any (x) Event of Default by the Company under the Comerica Loan Agreement or (y) Trigger Event, Mitsui shall have the right (but not the obligation) to provide to the Company (and the Company shall accept) a convertible loan to enable the Company to repay all of the amounts outstanding under the Comerica Loan Agreement (the “Convertible Loan”), as further provided herein.

5.6.2Trigger Event.    As used in this Section 5.6, a “Trigger Event” shall be deemed to have occurred at any time if, within thirty (30) days, (x) a shortage in the Company’s cash position is expected to occur (i.e., the Company is expected to lack sufficient cash to cover its payment commitments) or (y) the Company is expected to be in breach or default (including with respect to any of its payment obligations, financial covenants or any other covenants that require it to satisfy minimum cash requirements) under any of its loan agreements or to be in breach or violate any other Contract to which it is a party (including supply agreements and service agreements), in each case in the absence at such time of (i) sufficient effective waivers granted by Lenders, contractors, suppliers or other relevant counterparties in respect of which the Company has payment commitments that avoid the occurrence of an event of default under the loan

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documents with the Lenders and a breach or violation of any other Contract to which the Company is a party (including supply agreements and service agreements); (ii) sufficient additional funding of the Company provided by the Shareholders based on their respective Pro Rata Shares that avoids the occurrence of an event of default under the loan documents with the Lenders and a breach or violation of any other Contract to which the Company is a party (including supply agreements and service agreements); or (iii) an existing, feasible refinancing plan of the Company that is expected to be implemented within a timeframe that avoids the occurrence of an event of default under the loan documents with the Lenders and a breach or violation of any other Contract to which the Company is a party (including supply agreements and service agreements).  For clarity, a Trigger Event shall not be deemed to have occurred if any of the events referenced in the foregoing clause (i), (ii) or (iii) has occurred.

5.6.3Information.    The Company shall provide to each of BioAmber and Mitsui with sufficient information (including cash projections and detailed information and documents supporting such projections) for each of BioAmber and Mitsui to be able to determine whether a Trigger Event exists.

5.6.4Terms of Convertible Loan.  The Convertible Loan provided by Mitsui to the Company as contemplated hereby (if any) shall be in accordance with the following terms (and such other terms and conditions that Mitsui and BioAmber may agree to):

(a)Use of Proceeds.  The proceeds of the Convertible Loan shall be used by the Company to repay all of the amounts outstanding under the Comerica Loan Agreement.  For clarity, the Company shall as promptly as possible apply the proceeds from the Convertible Loan to repay (including prepaying prior to the applicable maturity date, in accordance with the terms of the Comerica Loan Agreement) all of the amounts outstanding under the Comerica Loan Agreement;

(b)Interest Rate.  To be mutually agreed by Mitsui and BioAmber, based on the range between the interest rate in effect at the time under the Comerica Loan Agreement and the rate offered by BDC;

(c)Repayment Schedule.  The repayment schedule of the Convertible Loan shall not be more onerous to the Company than the repayment schedule of the Comerica Loan Agreement which such Convertible Loan is intended to replace;

(d)Timing of Conversion.  The amounts outstanding under the Convertible Loan shall be converted (partly or wholly, at Mitsui’s election) into Shares, at Mitsui’s option, exercisable by written notice to BioAmber and the Company, by the end of each calendar quarter until the end of calendar year 2018;

(e)Share Valuation.  Any Shares issued by the Company in connection with a conversion of the amounts outstanding under the Convertible Loan shall be issued at a price per Share equal to the lower of (x) $10 per Share and (y) the Fair Market Value of such Shares; and

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(f)Security.  In connection with its provision of the Convertible Loan to the Company and the repayment with the proceeds thereof of the amounts outstanding under the Comerica Loan Agreement, Mitsui shall be entitled to receive and be vested with (and the parties shall take all action necessary to so provide and vest on Mitsui) all of the Lenders’ right, title and interest in the Comerica Loan Agreement, the amounts due thereunder, all security and guarantees therefor and all collateral subject to a security interest pursuant to such security, in each case as presently in effect (including a perfected first priority security interest in and pledge of the Shares held by the BioAmber Parties (or their Permitted Transferees)).

5.6.5Additional BioAmber Lux Capital Contribution.  Provided that either (a) Mitsui has provided to the Company the Second Additional Mitsui Capital Contribution or (b) Mitsui’s Pro Rata Share has reached forty percent (40%) or more, then in connection with the making of the Convertible Loan, BioAmber Lux shall have the right (subject to any applicable Lenders’ consent, including with respect to the use of proceeds from such capital contribution as provided in the following sentence) to provide to the Company an additional capital contribution at the end of each calendar quarter during the six (6) month period following the disbursement of the Convertible Loan to the Company in an aggregate amount for all such capital contributions equal to up to (x) BioAmber Lux’s then-current Pro Rata Share (as the same may be adjusted, including as a result of the issuance of additional Shares to Mitsui upon any conversion of the Convertible Loan) multiplied by (y) the then-outstanding aggregate amount of the Convertible Loan.  The proceeds of any such capital contribution by BioAmber Lux to the Company shall be used by the Company to repay the amounts outstanding under the Convertible Loan. Any Shares issued by the Company to BioAmber Lux in connection with such additional capital contribution shall be issued at a price per Share equal to the conversion price for Shares issuable under the Convertible Loan.

5.7BDC Credit Facility.

5.7.1BDC Letter of Intent.  Prior to the date hereof, Mitsui delivered to the Company a signed Shareholders’ consent confirming to the Company its acceptance of the Letter of Intent to finance, dated as of January 26, 2016, issued to the Company by BDC (the “BDC Letter of Intent”, and the financing contemplated by the BDC Letter of Intent,  the “BDC Credit Facility”); provided, that such acceptance is subject to the satisfaction of each of the following conditions:  (i) such credit facility shall not require the provision of any guarantee or similar credit support by BioAmber or Mitsui; (ii) an insolvency event with respect to BioAmber shall not constitute an event of default under such credit facility; (iii) such credit facility shall allow for the provision of the Convertible Loan and the additional capital contribution by BioAmber Lux to the Company as contemplated by Section 5.6 (including the use of proceeds from such capital contribution by the Company to repay the amounts outstanding under the Convertible Loan); (iv) the aggregate principal amount under such credit facility shall not exceed $10,000,000; (v) such credit facility shall acknowledge the existence of this Agreement and the rights of the parties hereunder, with the rights of BDC under such credit facility being subject to such rights; and (vi) the definitive terms and conditions of such credit facility shall not be less favorable to the Company than those set forth in the BDC Letter of Intent.

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5.7.2BDC Definitive Agreements.  Upon written request by the Company, Mitsui shall review the definitive agreement implementing the BDC Credit Facility (the “BDC Definitive Agreements”) to confirm the following: (a) the terms and conditions of the BDC Definitive Agreements are not less favorable to the Company than those set forth in the BDC Letter of Intent; and (b) the terms and conditions of the BDC Definitive Agreements are consistent with the BDC Letter of Intent and items (i) through (vi) of Section 5.7.1.  Provided that (x) the Company delivers to Mitsui such request for confirmation by no later than March 31, 2016, and (y) Mitsui thereafter confirms that all of the conditions set forth in the preceding clauses (a) and (b) have been satisfied, then Mitsui shall deliver to the Company a signed Shareholders’ consent confirming to the Company its acceptance of the BDC Definitive Agreements.

6.	NON-FINANCIAL CONTRIBUTIONS

BioAmber Non-Financial Contributions

.  BioAmber shall make available to the Company the following functions and capabilities:  (i) application development and technical sales support; (ii) hiring and training of plant personnel; and (iii) oversight of the EPC Contract.

Mitsui Non-Financial Contributions

.  Mitsui shall make available to the Company the following functions and capabilities:  (i) know-how regarding shipping and logistics, warehousing, credit checks, freight insurance, and trade finance globally; (ii) facilitation of potential sales in Asia; and (iii) support in implementing the Company’s internal control systems.

Provision of Non-Financial Contributions

.  The functions and capabilities referred to in Sections 6.1 and 6.2 shall be provided by each of BioAmber and Mitsui to the Company (a) by appointing appropriate Directors at no cost to the Company (other than as set forth in Section 8.2.12); (b) by seconding to the Company personnel of such party, on terms, including costs to be charged to the Company, to be agreed (subject to Section 8.1.3); or (c) as BioAmber, Mitsui and the Company may otherwise agree.

7.	REDUCTION/TERMINATION OF CONTRIBUTIONS

Reduction/Termination of Contributions

.  In the event of a reduction of any Shareholder’s Pro Rata Share, any obligation of such Shareholder (or BioAmber, as applicable) to provide (a) loan guarantees or (b) any other form of financial support (including loans) to the Company shall be proportionally reduced or terminated, as applicable, to the extent of any such reduction (it being understood that any BioAmber obligation to provide any financial support to the Company shall be so reduced or terminated to the extent of any reduction in BioAmber Lux’s Pro Rata Share).

Termination of Secondments/Assignments

.  In the event that a Shareholder shall hold no Equity Securities of the Company, any personnel then seconded or otherwise assigned to the Company by such Shareholder shall be released from such secondment or assignment, simultaneously with, or as promptly as practicable after, the date on which such Shareholder ceases to hold any such Equity Securities.

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Action by the Parties

.  If and to the extent required pursuant to such Sections, the parties shall take all action necessary to effect the reduction/termination of financial support obligations and the release of seconded/assigned personnel contemplated by Sections 7.1 and 7.2 (including by providing replacement guarantees or otherwise).  In furtherance, and without limiting the generality, of the foregoing, the parties also agree that if Mitsui shall hold no Equity Securities of the Company, then BioAmber Lux hereby undertakes to deploy its best efforts in order to obtain from the concerned Lenders a complete release for any guarantee granted by Mitsui in connection with any loan provided by such Lenders to the Company.

8.	MANAGEMENT OF THE COMPANY

8.1Shareholders.

8.1.1Voting.  Each Shareholder shall vote its Shares at all ordinary or extraordinary meetings of Shareholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement.  Except as otherwise provided for herein or by Applicable Law, the adoption of any resolution at a Shareholders’ meeting shall require the affirmative vote of a simple majority of the then-issued and outstanding voting Shares.

8.1.2Actions Requiring Unanimous Shareholder Consent Subject to BioAmber Lux’s Final Approval.  Subject to Section 18.1.2, the following actions are subject to, and the Company shall not take any such action without first obtaining, the prior written consent of each Shareholder:

(a)the approval of any annual budget of the Company (or any modification thereof), it being understood that, in any event, an annual budget shall include any capital expenditure only to the extent it is demonstrated with sufficient supporting information or documentation that the same is (i)  in the ordinary course of business of the Company in light of relevant industrial standards and the Company’s business plan and (ii) needed in order to maintain the Initial Plant in an operational mode and execute the annual budget of the Company;

(b)the execution of any raw material or utility supply Contract for the Initial Plant, for which it is demonstrated with sufficient supporting information or documentation that it is in the ordinary course of business of the Company in light of relevant industrial standards and the Company’s business plan; and

(c)the hiring and firing of personnel in management positions at the Initial Plant (subject to Mitsui’s right to nominate the CCO, as provided in Section 8.3.2), and the approval of annual performance reviews and the compensation of such personnel.  For these purposes, “management positions” consists of the President of the Initial Plant and all persons reporting directly to the President, including the manager of the Initial Plant (the “Plant Manager”);

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provided, that (except in the event contemplated by Section 8.1.4, in which case the following provisions of this proviso shall not apply) if the Shareholders are unable to agree on any such action within thirty (30) days after the Board or, in the event that a majority of the Directors present at a duly constituted meeting of the Board fails to approve such submission, any Director submits, in writing, such action for approval of the Shareholders (which submission shall set forth, in reasonable detail, a description of the proposed action, the purpose and other relevant terms thereof), such proposed action shall be submitted by the Shareholders for further discussion to their respective designated senior representatives, who shall have authority to reach an agreement on behalf of the applicable Shareholder.  If such designated senior representatives remain unable to reach an agreement within thirty (30) days after the date on which the proposed action was submitted to them, BioAmber Lux shall have the right to approve, and upon receipt of such approval the Company shall adopt, such action without Mitsui’s approval (the “BioAmber Right to Approve”).

8.1.3Actions Requiring Unanimous Shareholder Consent.  Subject to Section 18.1.2, the following actions are subject to, and the Company shall not take any such action without, the prior written consent of each Shareholder:

(a)any change in any service or royalty fee paid by the Company to BioAmber or any Affiliate thereof;

(b)subject to Section 19, the dissolution, liquidation or winding up of the Company (or any action for such purpose);

(c)the sale or purchase by the Company of any asset for an amount in excess of five hundred thousand Dollars ($500,000) or that is otherwise material to the Company (other than raw materials purchased, or inventory sold, in the ordinary course of business of the Company or as otherwise contemplated in an approved business plan or annual budget of the Company);

(d)any change in the scope of the Business;

(e)any change in the accounting principles or practices of the Company;

(f)any transaction between the Company and any Shareholder or Affiliate thereof other than (i) the issuance of Shares to the Shareholders pursuant to the terms of the Subscription Agreements or this Agreement, as applicable, and (ii) the transactions contemplated by the Ancillary Agreements in accordance with the respective terms and conditions thereof;

(g)any borrowing or other incurrence of indebtedness of any kind, or the granting of any security or guarantees (unless contemplated by an approved business plan or annual budget of the Company);

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(h)the making of loans or provision of guarantees or other financial support by the Company in favor of third parties;

(i)commencing, or making any significant decision relating to, any Proceeding outside the ordinary course of business of the Company;

(j)any change to the Company’s Charter Documents;

(k)any reorganization, amalgamation, merger or similar transaction by or involving the Company;

(l)the closure of, or cessation of activities at, the Initial Plant (other than temporary stoppages in the ordinary course of business of the Company);

(m)any change to the Marketing Policy;

(n)the entering into any Contract by the Company relating to sales, marketing and/or distribution with a term longer than one (1) year;

(o)the entering into any Contract (other than the EPC Contract, which is subject to clause (p) immediately below) by the Company to effect any capital expenditure (except to the extent such capital expenditure is included in an annual budget of the Company approved in accordance with Section 8.1.2(a)), for expansion, improvement or any other reason;

(p)the selection of the EPC Firm and the terms and conditions of the EPC Contract (and any amendment thereof or waiver of any right thereunder);

(q)any approval and modification of the Company’s business plan; and

(r)the execution of any raw material or utility supply Contract for the Initial Plant (other than any such Contract for which it is demonstrated with sufficient supporting information or documentation that it is in the ordinary course of business of the Company in light of relevant industrial standards and the Company’s business plan, which shall be subject to approval in accordance with Section 8.1.2(b));

Joint Governance

.  If, and for so long as, Mitsui’s Pro Rata Share is equal to more than forty-five percent (45%), the Company shall be deemed to become a 50/50 joint venture between the BioAmber Parties and Mitsui from a governance perspective.  Accordingly, upon such event, all matters submitted to approval by the Shareholders shall require, and the Company shall not take any such action without, the prior written consent of each Shareholder, and BioAmber Lux shall no longer have the BioAmber Right to Approve with respect to any matters.

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8.1.5Meetings.  The Board shall convene ordinary meetings of the Shareholders as required by Applicable Law and as set forth in the Company’s Charter Documents, and shall convene an extraordinary meeting of the Shareholders when requested by any Director (other than a Director nominated by a Defaulting Shareholder).  All Shareholders’ meetings shall be conducted in accordance with the terms of this Agreement and the Company’s Charter Documents, and shall be presided over by the Chairman or, in his or her absence, any other Director elected to preside over the meeting by the then-attending Directors.  The Board shall prepare the agenda for each Shareholders’ meeting and may provide a recommendation with respect to any business set forth on such agenda.  The language for all Shareholders’ meetings shall be English, and all minutes and other documents presented to Shareholders shall be prepared in English.

8.1.6Notice.  The Secretary shall give notice to the Shareholders (other than any Defaulting Shareholder) specifying the date and time for each Shareholders’ meeting, accompanied by an agenda specifying the business of such meeting; provided, that in the event the Secretary fails to timely provide such notice, the Director calling such meeting may provide such notice himself or herself.  Not fewer than fourteen (14) days’ prior written notice from the Secretary shall be given to all Shareholders (other than any Defaulting Shareholder); provided, however, that such notice period may be reduced with the written consent of all Shareholders entitled to vote at such meeting.

8.1.7Quorum.  Subject to Section 18.1.2, at any Shareholders’ meeting, presence of Shareholders holding at least seventy-five percent (75%) of the then issued and outstanding voting Shares shall constitute a quorum, subject to the following provisions of this Section 8.1.6.  If such a quorum is not present within one (1) hour from the time appointed for the Shareholders’ meeting due to the absence of the duly authorized representative(s) of a Shareholder (the “Absent Shareholder”), the meeting shall be postponed to such place and time as the Chairman shall decide, which shall be no earlier than fourteen (14) days after written notice of such postponed meeting has been given to all Shareholders.  If, at such postponed meeting, such quorum is still not present due to the continuing absence of the Absent Shareholder, the Shareholders present at such postponed meeting shall be deemed a quorum and may transact the business for which the postponed meeting was originally convened (except with respect to any action that may only be approved in accordance with Section 8.1.2 or 8.1.3).

8.1.8Shareholders’ Access.  Each Shareholder (through its designated representatives) other than a Defaulting Shareholder, which shall not have such right, shall be entitled to examine the Books and Records of the Company and shall have reasonable access, at all reasonable times and with prior written notice, to any and all properties and assets of the Company (subject to standard security measures applicable at any such property).

8.1.9No Authority of Shareholders to Act on Behalf of Company.  No Shareholder shall act as an agent of the Company or have any authority to act for or to bind the Company.

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8.2Board.

8.2.1Authority of the Board.  Subject to the provisions of this Agreement (including Sections 8.1.2 and 8.1.3), the Company’s Charter Documents and Applicable Law, the management of the Company shall be exercised by the Board, which shall have full power and discretion to take all actions that it considers necessary or desirable in connection with the management of the Company.

8.2.2Number and Composition.  The Board shall consist of six (6) Directors.  BioAmber Lux shall have the right to nominate three (3) Directors and Mitsui shall have the right to nominate three (3) Directors.  Each Shareholder shall vote its Shares for the appointment of any Director(s) nominated by the other Shareholder.

8.2.3Chairman.  The Chairman shall be selected by a majority vote of the Directors then in office.

8.2.4Removal and Replacement of Directors.  A Director shall be removed from the Board, with or without cause, only upon the affirmative vote of the Shareholders in accordance with this Section 8.2.4.  Each Shareholder shall vote its Shares for the removal of a Director upon the written request of the Shareholder that nominated such Director.  Otherwise, no Shareholder shall vote for the removal of any Director.  In the event that any Director resigns or is removed in accordance with this Section 8.2.4, the Shareholder that nominated such Director shall have the right to nominate such Director’s successor or replacement, and such successor or replacement Director shall be nominated and elected on or as soon as practicable after the date of such resignation or removal.

8.2.5Directors’ Access.  Each Director (other than a Director nominated by a Defaulting Shareholder, who shall not have such right) shall be entitled to examine the Books and Records of the Company, shall have reasonable access, at all reasonable times and with prior written notice, to any and all properties and assets of the Company (subject to standard security measures applicable at any such property), and shall otherwise have full access to all the information pertaining to the Company, including its business and financial information (including access to hard-drives).

8.2.6Frequency and Location of Board Meetings; Deliberations.  Meetings of the Board shall take place at least once each calendar quarter.  Meetings shall be held in a location approved by all of the Directors or, failing such approval, at the principal place of business of the Company.  All deliberations at Board meetings shall be held, and all resolutions shall be passed, in English.

8.2.7Notice.  A Board meeting may be called by any Director (other than any Director nominated by a Defaulting Shareholder), by written notice to the Secretary specifying the date, time and agenda for such meeting.  The Secretary shall, upon receipt of any such notice, provide a copy of such notice to all Directors (other than any Director(s) nominated by a Defaulting Shareholder), accompanied by an agenda specifying the business of such meeting and copies of

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all documents and other information materially relevant for such meeting; provided, that in the event the Secretary fails to timely provide such notice, the Director calling such meeting may provide such notice himself or herself.  Not less than fourteen (14) days’ prior notice, delivered in writing, shall be given to all Directors (other than any Director(s) nominated by a Defaulting Shareholder); provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 8.2.8 and (ii) may be reduced with the written consent of all of the Directors entitled to vote at such meeting.

8.2.8Quorum.  Subject to Section 18.1.2, attendance of at least one (1) Director nominated by BioAmber Lux and one (1) Director nominated by Mitsui shall be required to constitute a quorum for any meeting of the Board, subject to the following provisions of this Section 8.2.8.  If such a quorum is not present within one (1) hour from the time specified for any duly called meeting, the meeting shall be postponed to such place and time as a majority of the then-attending Directors shall decide or, in the absence of such decision, as the Chairman shall decide, which shall be no earlier than seven (7) days after written notice of such postponed meeting has been given to all Directors, and, at any such postponed meeting, a quorum shall consist of, at least, a majority of the Directors.

8.2.9Voting.  Subject to Section 18.1.2, at any Board meeting, each Director may exercise one (1) vote, and the adoption of any resolution of the Board shall require the affirmative vote of a simple majority of the Directors present at a duly constituted meeting of the Board (it being understood that if a matter submitted to the Board fails to obtain such majority approval, such matter shall not be adopted or otherwise implemented by the Company; provided, that in the event the Board fails to obtain the required majority approval with respect to any of the actions set forth in Section 8.1.2(a), 8.1.2(b) or 8.1.2(c), then any Director may submit such proposed action to the Shareholders for their approval thereof in accordance with Section 8.1.2).

8.2.10Means of Participation.  To the extent permitted by Applicable Law, (i) Directors may participate in a Board meeting by telephone or video conference, provided that each Director can hear and be heard by all other Directors throughout the meeting, and (ii) participation by such means shall constitute presence for purposes of the quorum provisions of Section 8.2.8.

8.2.11Action by Written Consent.  To the extent permitted by Applicable Law, any action that may be taken by the Directors at a duly constituted meeting may be taken by a written resolution (in one or more counterparts) signed by all the Directors entitled to vote at such meeting.

BioAmber IP

.  In the event that BioAmber or any Affiliate thereof intends to execute any transaction or arrangement that would affect the Company’s BSA production, including any transaction or arrangement involving (a) the assignment, transfer or exclusive license of any intellectual property that is the subject of the licenses granted by BioAmber and/or BioAmber Lux to the Company or (b) the grant of any security interest or other encumbrance with respect to such intellectual property, then prior to entering into such transaction or arrangement BioAmber shall report the proposed terms and conditions thereof to the Board.

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8.2.13No Compensation; Expenses.  The Directors shall not receive any compensation from the Company for their service as Directors.  The Company shall reimburse the Directors for their reasonable out-of-pocket expenses in connection with serving as Directors, including any travel, lodging and other costs of attendance at meetings of the Board.

8.2.14Indemnification of Directors; Director Insurance.  The Company shall indemnify and hold harmless each of the Directors, in accordance with the terms and subject to the conditions set forth in an indemnification agreement, which the Company and the Shareholders shall negotiate in good faith to execute as promptly as practicable after the date hereof (the “Indemnification Agreement”).  The Company has purchased, and shall maintain at all times, Director insurance (with the amount of the coverage determined by the Board) for all Directors, retroactive to the date of formation of the Company and payable to the Company as beneficiary.

8.3Officers.

8.3.1General.  The Company shall have such officers as the Board may appoint from time to time, and all such officers shall be subject to removal at any time at the discretion of the Board.  Such officers shall have such duties as may be delegated thereto by the Board and as are customarily possessed by officers in similar positions in the relevant jurisdiction (except as such duties may be restricted by the Board), subject to the provisions of this Agreement, the Company’s Charter Documents and Applicable Law.  Notwithstanding the foregoing, the Shareholders agree that Mitsui shall have the right to appoint one officer of the Company by delivering written notice thereof to BioAmber and the Company, which officer will be engaged in administrative, financial and/or other areas as BioAmber and Mitsui shall mutually agree in good faith.  The position, title and other terms and conditions for such officer shall also be agreed by BioAmber and Mitsui in good faith.  The Shareholders further agree that Mitsui shall have the right, from time to time, to replace such officer with another individual designated by it by delivering written notice thereof to BioAmber and the Company.

8.3.2CCO.  In addition to, and notwithstanding, the provisions of Section 8.3.1, Mitsui shall have the right to nominate, and thereafter replace, the CCO, who shall be appointed to such position by the Company and report to the President.  The President shall delegate to the CCO the responsibility for the Opportunity Assessments, based on processes and criteria established by the President, subject to Section 9.1 and the corporate governance rules and policies of the Company approved by the Board.  The CCO shall coordinate the commercial efforts of BioAmber, Mitsui and Vinmar with respect to the joint venture in accordance with the Company’s Marketing Policy and its Sales and Marketing Principles.  The CCO shall also be responsible for the coordination of the sales activities, tracking progress and overseeing reporting of the Company, and shall chair the “Marketing Committee” as defined in the Vinmar TOP.

8.3.3Officers’ Access.  Each officer of the Company shall have full access to all the information pertaining to the Company, including its business and financial information (including access to hard-drives).

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Plant Manager

.  The day-to-day operations of the Initial Plant shall be responsibility of the Plant Manager, who, subject to Section 8.1.2, shall be nominated by BioAmber Lux.  The Plant Manager shall report directly to the Board.

Secondment

.  Mitsui shall have the right, but not the obligation, to second and appoint a representative to the Company, and to remove any such appointed representative, in Mitsui’s discretion.  Any such secondment shall be on such terms, including as to cost to be charged to the Company, to be agreed among Mitsui, BioAmber and the Company (subject to Section 8.1.3).

Commissioning & Start-Up Team

.  Mitsui shall also have the right, but not the obligation, to appoint a representative to serve as a member of the Company’s Commissioning & Start-Up Team, and to remove any such appointed representative, in Mitsui’s discretion.  Any such appointment shall be on such terms, including as to cost to be charged to the Company, to be agreed among Mitsui, BioAmber and the Company (subject to Section 8.1.3).

EPC Matters

.  Any representative to the Company appointed by Mitsui pursuant to Section 8.5 or 8.6 shall be entitled to attend and participate in all meetings of the Company’s project management team(s) concerning engineering, procurement and/or construction matters, including any meetings with EPC Firms, and the Company shall otherwise maintain such representatives reasonably informed, and provide them with any information they reasonably request, regarding such matters.

Annual Budget

.  The annual budget of the Company approved pursuant to this Agreement shall be executed in accordance with the corporate governance rules and policies of the Company, including any relevant delegation of authority approved by the Board.

9.	OTHER OPERATIONAL MATTERS

Opportunity Assessments

.  In the event that the net back price for a sale opportunity of the Company is lower than the “Marketing Floor Price” (as defined and approved by the Board) but not lower than the “Plant Floor Price” (as defined and approved by the Board), the Company shall assess such sales opportunity, including whether and how to execute the sale with the customer/distributor as proposed in such opportunity (the “Opportunity Assessment”), as further provided herein.  The CCO shall be authorized to formally evaluate the Opportunity Assessment and make a final decision on its approval and the conditions associated therewith (if any), and whether and how to execute the sale of products as contemplated by the Opportunity Assessment; provided, that in the event the CCO declines to execute such sale of products, the President may overturn the CCO’s decision and make a final decision to execute such sale of products, if (i) the President believes that it is in the best interest of the Company to execute such sale of products as contemplated by the Opportunity Assessment, after the President carefully reviews the CCO’s decision, and (ii) the Minimum Volume exceeds 100 metric ton or such other volume that the Board may separately determine from time to time.  The application for approval of an Opportunity Assessment and the approval thereof by the CCO or President, as the case may be, shall include the minimum volume of products that the Company shall offer per Contract, agreement or other

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document of legally binding nature  to the relevant customer/distributor if the Opportunity Assessment is approved by the Company, below which the Company shall not be authorized to execute sale of products as proposed in the Opportunity Assessment (“Minimum Volume”).   For clarity, the Marketing Floor Price and the Plant Floor Price shall not constitute part of the Company’s annual budget over which BioAmber Lux would have the BioAmber Right to Approve pursuant to Section 8.1.2.

Dividend/Distribution Policy

.  At least once every Financial Year, all funds of the Company then available for distribution under Applicable Law, after deducting only any amounts that are required to (i) meet then-legally binding commitments and reasonably foreseeable contingencies and (ii) maintain or expand the Initial Plant in accordance with the then-approved annual budget, shall be distributed to the Shareholders as dividends in accordance with their respective Pro Rata Shares or in any other matter unanimously agreed by the Shareholders.

9.3Books and Records; Financial Statements.

9.3.1Books and Records.  The Company shall keep and maintain Financial Statements, books, records and other accounts, in reasonable detail (collectively, the “Books and Records”), which accurately and fairly reflect its transactions and dispositions of assets, governance and other operational matters.  The Company shall further keep and maintain the Books and Records at all times in compliance with all record keeping and reporting requirements required by Applicable Law.

9.3.2Financial Statements.  The Financial Statements shall be maintained in Dollars and in accordance with IFRS and shall be audited annually by Deloitte & Touche or such other of the “Big Four” international accounting firms as is selected by the Board.  The Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; and (iii) actual assets and recorded assets (and related accounting values) are compared at reasonable intervals and appropriate action is taken to address any inconsistencies.

9.4Information Rights.

9.4.1Financial Statements.  The Company shall provide to each Shareholder (i) within ninety (90) days after the end of each Financial Year, the annual audited Financial Statements for such Financial Year; (ii) within thirty (30) days after the end of each quarter of each Financial Year, quarterly unaudited Financial Statements for such quarter; and (iii) within ten (10) days after the end of each month of each Financial Year, monthly trial balances of the Company.

9.4.2Operations Reports.  The Company shall provide, and BioAmber shall cause the Company to provide, to Mitsui, within fifteen (15) days after the end of each calendar month, monthly written reports setting forth in reasonable detail the production, operation and performance of the Initial Plant, including (i) capital expenditures by item (regardless of whether

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capitalized or expensed) for the preceding monthly period; (ii) raw material and utilities consumption by item for the preceding monthly period; (iii) key performance indicators of fermentation per batch, including titer, yield and productivity for the preceding monthly period; (iv) key performance indicators of the downstream process for the preceding monthly period; (v) emission and effluents in the preceding monthly period; (vi) volume of finished products produced by specification in the preceding monthly period; (vii) volume of co-products produced in the preceding monthly period; (viii) volume of products and co-products sold and inventory stored by grade in the preceding monthly period; (ix) variable cost per kilogram of product and its breakdown by raw material, utilities and others by item for the preceding monthly period; (x) annual cash requirements of the Company on a monthly basis; (xi) cash requirements of the Company on a weekly basis for at least the upcoming three (3) months; (xii) any deviation from the annual budget, an explanation of such deviation and any change in the forecast of the Company’s performance; and (xiii) such additional information regarding the Company’s operations as Mitsui may reasonably request.  The Company shall provide Mitsui with supplemental information, explanation and documents that reasonably satisfies request for clarification or question from Mitsui.

9.4.3Construction Reports.  During the period prior to the Operational Date, the Company shall provide to each Shareholder monthly written reports setting forth in reasonable detail the progress of the construction of the Initial Plant, including (i) any material difficulties or delays encountered and all measures being taken (or considered) to address such difficulties or delays and (ii) the costs associated with the construction to date and how such costs compare to those agreed to by the Parties.

9.4.4Other Information.  The Company shall prepare and provide, at its expense, any additional information or materials that may be reasonably requested by any Shareholder to enable it to comply with its internal policies regarding accounting and disclosure requirements as well as the requirements of any applicable securities regulatory authority, including any stock exchange on which the securities of such Shareholder (or any Affiliate thereof) are traded.

Insurance

.  The Company shall obtain and maintain, at its cost, adequate insurance in respect of its assets, properties and operations as determined by the Board, and the other parties shall reasonably cooperate, if and to the extent requested by the Company, to assist the Company in obtaining such insurance.

10.	ENCUMBRANCE OR TRANSFER OF SHARES

Proxies and Voting Trusts

.  Each of the BioAmber Parties and Mitsui agrees not to grant to any third party any proxy or enter into, or become bound by, any voting trust with respect to its Shares, or enter into arrangements of any kind with any Person with respect to its Shares, in any such case in a manner that is inconsistent with this Agreement.

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10.2Restrictions on Transfer.

10.2.1No Transfers or Encumbrances.  Except with the prior written consent of the other Shareholder or as otherwise expressly permitted by this Agreement, no Shareholder shall, directly or indirectly, (i) sell, assign, donate or otherwise transfer or dispose of, in any way or manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (collectively, “Transfer”), or (ii) pledge, mortgage, hypothecate or otherwise encumber, in any way or manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (collectively, as the context may require, “Encumber” or “Encumbrance”), the legal or beneficial ownership of, or economic benefits pertaining to, any of its Shares.  Each certificate for any Shares now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective, bear an appropriate legend regarding the Transfer restrictions applicable in respect of such Shares.

10.2.2Invalid Transfers/Encumbrances.  Any purported Transfer or Encumbrance of Shares in violation of this Agreement shall be null and void and shall not operate to Transfer or Encumber any right, title or interest to or in favor of the purported transferee, and the Company shall not recognize or give effect to any such purported Transfer or Encumbrance.

10.2.3Permitted Transfers.  Notwithstanding anything to the contrary contained herein, each Shareholder may Transfer all or a portion of its Shares to a direct or indirect majority owned subsidiary of such Shareholder (or, in the case of BioAmber Lux, to BioAmber or another direct or indirect majority owned subsidiary of BioAmber) (each, a “Permitted Transferee”); provided, that (a) such Shareholder shall pay all costs, including any taxes and fees, associated with such Transfer, and (b) as conditions precedent to the effectiveness of such Transfer, (i) any Permitted Transferee to whom Shares are transferred shall agree to be bound by the terms of this Agreement by entering into a Joinder Agreement with the Company, (ii) BioAmber or Mitsui, as applicable, shall guarantee all obligations of such Permitted Transferee under this Agreement pursuant to a guarantee agreement in form and substance reasonably acceptable to BioAmber or Mitsui, as applicable, (iii) any Consents required in connection with such Transfer shall have been obtained, (iv) such Shareholder shall cause such Permitted Transferee to re-transfer all transferred Shares to such Shareholder (or another Permitted Transferee thereof) in accordance with the terms hereof prior to it ceasing to be a direct or indirect majority owned subsidiary of such Shareholder (or, in the case of BioAmber Lux, of BioAmber) and (v) notwithstanding such Transfer, the transferring Shareholder shall remain solely responsible under the Ancillary Agreements to which it is a party.  Any Permitted Transferee to whom Shares are transferred in accordance with this Agreement shall be entitled to the rights and benefits of the transferring Shareholder under this Agreement as if it were an original party hereto, and any reference herein to a particular Shareholder shall be deemed to be a reference to such Shareholder and its Permitted Transferees.

11.	RIGHT OF FIRST OFFER; RIGHT OF FIRST REFUSAL; DRAG-ALONG; CO-SALE

11.1Right of First Offer.

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11.1.1Right of First Offer.  A Shareholder (a “Transferring Shareholder”) may propose to Transfer all (but not less than all) of its Shares (the “Offered Shares”) to any Person who is not a Permitted Transferee; provided, that the other Shareholder (the “Offering Shareholder”) shall have a right of first offer in respect of the Offered Shares in accordance with the provisions of this Section 11.1.

11.1.2Offer Notice.  The Transferring Shareholder shall give prior written notice (the “Offer Notice”) to the Offering Shareholder of the Transferring Shareholder’s desire to Transfer the Offered Shares to a Person who is not a Permitted Transferee.

11.1.3Transfer Negotiation Period; Closing.  If within thirty (30) days after the date on which it received the Offer Notice, the Offering Shareholder provides to the Transferring Shareholder written notice of its interest in purchasing the Offered Shares (a “ROFO Exercise Notice”), for a period of sixty (60) days after the date on which the Offering Shareholder received the Offer Notice (the “Transfer Negotiation Period”), the Transferring Shareholder and the Offering Shareholder shall negotiate in good faith with the objective of mutually agreeing on the price and other terms and conditions for the Offering Shareholder’s purchase of the Offered Shares (collectively, the “Transfer Terms”).  During the Transfer Negotiation Period, the Transferring Shareholder shall not solicit any offer from, discuss, engage in negotiations or enter into any Contract with, any Person (other than the Offering Shareholder) with respect to the Offered Shares.  If the Transferring Shareholder and the Offering Shareholder reach an agreement on the Transfer Terms, the closing of such Transfer shall occur, subject to obtaining any required Consents, within thirty (30) days after the date of such agreement.

11.1.4Transfer to Third Parties.  If (x) the Offering Shareholder fails to provide a ROFO Exercise Notice within the period therefor set forth in Section 11.1.3 or (y) the Transferring Shareholder and the Offering Shareholder are unable to reach an agreement on the Transfer Terms within the Transfer Negotiation Period, the Transferring Shareholder shall be entitled, subject to, if the Offering Shareholder is Mitsui (or its Permitted Transferee), Sections 11.2 and 11.4, to offer and Transfer the Offered Shares, within a period of ninety (90) days after the expiration of the Transfer Negotiation Period, to any other Person for a price and on other terms no more favorable to such Person than the price and other terms last proposed by the Transferring Shareholder to the Offering Shareholder during their negotiation as contemplated by Section 11.1.3 (or, absent such proposal, the price and other terms last proposed by the Offering Shareholder to the Transferring Shareholder during such negotiation) (the “Offering Shareholder Terms”), except in the event referred to in clause (x) above of this Section 11.1.4, in which case the Transferring Shareholder may so offer and Transfer the Shares to such Person at any price and on any other terms as the Transferring Shareholder and such Person may agree.  If such Transfer is not consummated within such ninety (90) day period, the Transferring Shareholder shall be required to comply again with the procedures set forth in this Section 11.1 as if it had never given an Offer Notice.

11.1.5Change of Control.  For the avoidance of doubt, the provisions of this Section 11.1 shall not apply in respect of a Change of Control of BioAmber or Mitsui (subject to the Co-Sale Right set forth in Section 11.4).

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11.2Right of First Refusal.

11.2.1Right of First Refusal.  Without prejudice, and in addition, to Mitsui’s right of first offer as an Offering Shareholder under Section 11.1 and the Co-Sale Right under Section 11.4, in the event that a BioAmber Party (or its Permitted Transferee) (the “Transferring BioAmber Party”) intends to Transfer Shares to any Person who is not a Permitted Transferee, then before making or agreeing to make (except that such agreement may be made if subject to Mitsui’s right of first refusal hereunder) such Transfer, the Transferring BioAmber Party shall give written notice to Mitsui, including the name and address of the proposed transferee, the number of Shares proposed to be transferred, the price per Share and all other material terms and conditions of the proposed Transfer (such notice, which shall include a copy of any written offer or definitive agreement (which shall be subject to Mitsui’s right of first refusal hereunder) in respect of such proposed Share Transfer, the “First Refusal Notice”).  The First Refusal Notice will constitute an offer by the Transferring BioAmber Party to sell Shares to Mitsui, upon the terms and in the quantity set forth in the First Refusal Notice (including the terms of any written offer or definitive agreement included therewith).   If Mitsui accepts such offer by delivering written notice to BioAmber within sixty (60) days of its receipt of the First Refusal Notice, the closing of such Transfer shall occur, subject to obtaining any required Consents, within thirty (30) days after the date of Mitsui’s acceptance.

11.2.2Transfer to Third Parties.  If Mitsui does not accept such offer within sixty (60) days of its receipt of the First Refusal Notice, the Transferring BioAmber Party may Transfer Shares to the proposed transferee pursuant to the terms and in the quantity identified in the First Refusal Notice.  Such Transfer shall take place within sixty (60) days of the end of the sixty (60) day period mentioned above; provided that, if the Transfer of Shares does not take place during such sixty (60) day period, the Transferring BioAmber Party shall not be entitled to Transfer the Shares to the proposed transferee unless the Transferring BioAmber Party again offers the Shares to Mitsui in accordance with the procedure set forth herein.

11.2.3Change of Control; Transfer of All Shares.  For the avoidance of doubt, (a) the provisions of this Section 11.2 shall not apply in respect of a Change of Control of BioAmber, and (b) nothing herein shall be deemed to amend or otherwise modify the provision in Section 11.1.1 to the effect that a Shareholder may only Transfer all (but not less than all) of its Shares to any Person who is not a Permitted Transferee.

11.3BioAmber Drag-Along Right.

11.3.1Drag-Along Right.  In the event that (i) any of the BioAmber Parties undergoes a Change of Control or (ii) BioAmber Lux (or any Permitted Transferee thereof) Transfers its Shares to a Person other than a Permitted Transferee pursuant to Section 11.1 or 11.2 (each of the events described in clauses (i) and (ii) above, a “BioAmber Triggering Event”), BioAmber shall have the right (the “Drag-Along Right”) to require Mitsui to sell all (but not less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) to the acquirer of the applicable assets/interests (the “Third Party Acquirer”) at a purchase price in cash equal to two hundred percent (200%) of the aggregate amount of Mitsui’s equity contributions to the Company

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as of the closing date of such purchase; provided, that the Drag-Along Right shall expire and no longer apply upon and after the earlier of (i) the date on which BioAmber completes an IPO and (ii) the Operational Date (such earlier date, the “Drag-Along Expiration Date”).

11.3.2Exercise of Drag-Along Right.  In order to exercise its Drag-Along Right, BioAmber shall, at least sixty (60) days prior to the closing or consummation of the applicable BioAmber Triggering Event, provide written notice to Mitsui of its exercise of the Drag-Along Right (in addition to the BioAmber Triggering Event Notice referred to below).  Subject to Section 11.5, the closing of the purchase by the Third Party Acquirer of Mitsui’s Shares pursuant to BioAmber’s exercise of the Drag-Along Right (including the payment in full of the applicable purchase price to Mitsui) shall occur, subject to obtaining any required Consents, simultaneously with the closing or consummation of the applicable BioAmber Triggering Event.

11.4Mitsui Co-Sale Right.

11.4.1BioAmber Triggering Event Notice.  BioAmber shall provide to Mitsui written notice of any BioAmber Triggering Event at least sixty (60) days prior to the closing or consummation of such BioAmber Triggering Event (the “BioAmber Triggering Event Notice”).  The BioAmber Triggering Event Notice shall set forth a description of the material terms of the BioAmber Triggering Event to which it relates, including the nature of the transaction, purchase price, expected closing date and other relevant terms and conditions.

11.4.2Co-Sale Right.  Mitsui shall have the right (the “Co-Sale Right”), by providing written notice to BioAmber within thirty (30) days after its receipt of the BioAmber Triggering Event Notice, to require the applicable Third Party Acquirer (or, at Mitsui’s option, BioAmber) to purchase all (but not less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof), simultaneously with the closing or consummation of the applicable BioAmber Triggering Event, at a purchase price in cash equal to:

(x)if the BioAmber Triggering Event occurs prior to the Drag-Along Expiration Date, one hundred fifty percent (150%) of the aggregate amount of Mitsui’s equity contributions to the Company as of the closing date of such purchase; or

(y)if the BioAmber Triggering Event occurs on or after the Drag-Along Expiration Date, (A) the Book Value of such Shares on the date Mitsui delivered such notice to BioAmber (if such BioAmber Triggering Event consists of the event referred to in clause (i) of the definition of BioAmber Triggering Event) or (B) the same purchase price per share at which BioAmber Lux (or any Permitted Transferee thereof) Transfers its Shares to a third-party (if such BioAmber Triggering Event consists of the event referred to in clause (ii) of the definition of BioAmber Triggering Event).

11.4.3Closing.  Subject to Section 11.5, the closing of the purchase by such Third Party Acquirer (or BioAmber, if applicable) of the Shares held by Mitsui (and any Permitted

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Transferee thereof) pursuant to the exercise of the Co-Sale Right (including the payment in full of the applicable purchase price to Mitsui or its applicable Permitted Transferee) shall occur, subject to obtaining any required Consents, simultaneously with the closing or consummation of the applicable BioAmber Triggering Event.

11.4.4BioAmber Parties’ Covenant.  If Mitsui exercises its Co-Sale Right, each of the BioAmber Parties (i) shall use its reasonable best efforts to cause the applicable Third Party Acquirer to purchase the Shares held by Mitsui (and any Permitted Transferee thereof) in accordance with the provisions of this Section 11.4 and (ii) shall not, to the extent it is within its control, close or otherwise consummate the transaction constituting the BioAmber Triggering Event in respect of which Mitsui exercised its Co-Sale Right unless and until such Third Party Acquirer has purchased the Shares held by Mitsui (and any Permitted Transferee thereof) as provided herein.

Terms of Mitsui Share Transfer

.  The terms and conditions of any Contract pursuant to which Mitsui may Transfer its Shares pursuant to Section 11.3 or 11.4 shall be reasonably satisfactory to Mitsui, it being understood that neither Mitsui nor any Affiliate thereof shall be required under any such Contract to agree to any obligation or assume any liability (including making any representation or warranty) that is not specifically related to its ownership of Shares subject to such Transfer.

12.	PUT/CALL OPTIONS

Put/Call Option

.  In the event that Mitsui’s Pro Rata Share falls below ten percent (10%), (x) Mitsui shall have the right to sell to BioAmber Lux, and (y) BioAmber Lux shall have the right to purchase from Mitsui, all (but no less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) in either case at a purchase price in cash equal to one hundred percent (100%) of Mitsui’s aggregate equity contributions to the Company as of the closing date of such purchase.

Mitsui Put Option During Construction of the Initial Plant

.  In the event that (a) BioAmber and Mitsui are unable to agree on the making of any payment by the Company in respect of the EPC Contract, which payment, together with all other payments made or agreed to be made by the Company under the EPC Contract, would exceed $140,000,000 and (b) the Company runs out of funds to pay for the continuing construction of the first phase of the Initial Plant (with an annual capacity of 30,000MT of BSA), Mitsui shall have the right to require that BioAmber Lux purchase all (but no less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price in cash equal to one hundred percent (100%) of Mitsui’s aggregate equity contributions to the Company as of the closing date of such purchase; for the sake of clarity, the put option described in this Section 12.2 will not be applicable if one or both Shareholders and/or any third party(ies) have provided, or in the case of such third party(ies) have entered into a legally binding commitment to provide, and so provide before the Company runs out of funds to pay for the continuing construction of the Initial Plant, the Company with an Additional Contribution (which in the case of such third party(ies) shall solely be in the form of

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equity) for an amount as to be able to complete the construction of the first phase of the Initial Plant (with an annual capacity of 30,000MT of BSA).

Mitsui Put Option Resulting from the Occurrence of a Dissolution Event

.  During the period from and after the date of this Agreement until December 31, 2020, upon any occurrence of a Dissolution Event, Mitsui shall have, in addition to its rights under Section 19.1, the right to require that BioAmber Lux purchase all (but no less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price in cash equal to one hundred percent (100%) of Mitsui’s aggregate equity contributions to the Company as of the closing date of such purchase.

Additional Mitsui Put Option

.  During the period from and after the date of this Agreement until December 31, 2018, Mitsui shall have the right to require that BioAmber Lux purchase all (but no less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price in cash equal to fifty percent (50%) of Mitsui’s aggregate equity contributions to the Company as of the closing date of such purchase.

Exercise of Options; Closing

.  To exercise its sale or purchase rights under Section 12.1, 12.2, 12.3 or 12.4, as applicable, a Shareholder shall, within thirty (30) days after the occurrence of the event giving rise to such right (except in the case of the put option pursuant to Section 12.4 where such thirty (30) day period shall not apply), provide to the other Shareholder written notice of such exercise.  Notwithstanding the foregoing, in the event of the occurrence of any Dissolution Event referred to in clause (ii) or (iii) of Section 19.1 with respect to any of the Financial Years 2016 through 2020 (inclusive), the period for Mitsui to exercise its sale rights under Section 12.3 shall end within thirty (30) days after the date on which the Company provides to Mitsui, in accordance with Section 9.4.1(i), the annual audited Financial Statements for the relevant Financial Year(s) in respect of which such Dissolution Event occurred.  The sale and purchase of the applicable Shares with respect to any such Transfer of Shares shall occur, subject to obtaining any required Consents, within thirty (30) days after the date the applicable Shareholder delivered to the other Shareholder the notice referred to in the preceding sentence, but the purchase price due to the selling Shareholder shall be payable (i) with respect to any Shares sold under Section 12.1, on the date of the purchase and sale of such Shares, and (ii) with respect to any Shares sold under Section 12.2, 12.3 or 12.4, no later than the first anniversary of the date on which the purchase and sale of such Shares occurred (except that, with respect to any Shares sold under Section 12.2 or Section 12.4, the amounts corresponding to (x) Mitsui’s capital contributions as set forth in Section 5.1.2 and (y) Mitsui’s additional capital contribution as set forth in Section 5.1.3(a) (to the extent such additional capital contribution has been made in accordance with such Section) shall not be payable as provided in this clause (ii) but shall, instead, be payable in accordance with the preceding clause (i)).

Loans; Guarantees

.  The parties acknowledge that the BioAmber Parties are negotiating certain, and may in the future negotiate further, loans and grants from Canadian governmental institutions to finance the Company, on the terms and conditions provided in this Agreement.  For the avoidance of doubt, the parties agree that all such loans or other forms of financing that may be secured for the Company, and any guarantees thereof that Mitsui may be required to provide in accordance with Section 5.1.4, shall not, and the BioAmber Parties shall

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negotiate the agreements providing for such loans or other forms of financing and any guarantees thereof so that they do not, prevent or in any manner restrict the exercise and execution of any of the put options to which Mitsui is entitled under this Section 12 or Section 18.2 in accordance with their respective terms.

13.	CLOSING OF SHARE TRANSFERS

Time and Place

.  The closing of any Transfer of Shares pursuant to Section 11.1.3, 11.2.1, 11.4.3 (if the purchaser of such Shares is BioAmber), 12, 18.2.3 or 19.3 shall take place at the offices of the Company within the period therefor specified herein or at such other time and place as the parties to such Transfer may agree.

Closing Deliveries

.  At such closing, (i) the Shareholder that is transferring Shares shall deliver certificates representing such Shares, accompanied by duly executed instruments of transfer; (ii) the Shareholder purchasing such Shares shall deliver at such closing (or such other applicable date in accordance with Section 12.5) an amount equal to the aggregate purchase price determined in accordance with the relevant provisions hereof, by wire transfer in immediately available funds to an account designated by the transferring Shareholder; and (iii) all of the parties to such Transfer shall execute such additional documents as may be necessary or appropriate to effect such Transfer.

No Encumbrances; Transfer Taxes

. The Shares transferred pursuant to this Section 13 shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by the purchasing Shareholder).  Stamp duties or transfer taxes or fees, if any, payable on the Transfer of any such Shares shall be borne and paid by the party required to pay such duty, taxes or fees in accordance with Applicable Law or as the parties to such Transfer may otherwise agree.

Effect of Share Transfer

.  This Agreement shall cease to have effect with respect to any Person who is no longer a Shareholder, except that such Person shall continue to be bound, as applicable, by the provisions of this Section 13.4, Sections 15, 17.1, 17.4, 21, 22 and 23.  For the avoidance of doubt, nothing in this Section 13.4 shall be deemed to release a Person who is no longer a Shareholder from any liability for any breach of this Agreement prior to the date such Persons ceased to be a Shareholder.

14.	PREEMPTIVE RIGHTS, OVERSUBSCRIPTION RIGHTS

Restrictions

.  The Company shall not issue any Equity Securities of any type or class (including any Shares) to any Person (the “Proposed Recipient”) unless the Company has offered each Shareholder in accordance with the provisions of this Section 14, the right to purchase (or have its designated Permitted Transferee purchase) such Shareholder’s Pro Rata Share of such issuance (“Preemptive Rights”) and the right to oversubscribe (or have its designated Permitted Transferee oversubscribe) if the other Shareholder elects not to purchase its Pro Rata Share of such securities (“Oversubscription Rights”) for a per unit consideration equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions

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as are offered to the Proposed Recipient (subject to Section 5.3).  The Equity Securities that have not been purchased by a Shareholder (or its designated Permitted Transferee) who fails to exercise its Preemptive Rights or fails to complete the purchase of its Pro Rata Share shall first be offered to the Shareholder who has exercised its Oversubscription Rights (on behalf of itself or its designated Permitted Transferee) within the Issuance Notice Period (as defined below) pro rata to the number of additional Equity Securities that such Shareholder (or its designated Permitted Transferee) has agreed to take up above its Pro Rata Share; provided that no Shareholder shall be obligated to purchase more Equity Securities above its Pro Rata Share than such additional Equity Securities it indicates its agreement to take up under this Section 14.1.  The restrictions under this Section 14.1 shall not apply to the following cases or in respect of:  (a) any issuance of Equity Securities in connection with any share split, share dividend or other similar event, (b) subject to Section 8.1.3, any issuance of Equity Securities pursuant to the acquisition of another Person by the Company by consolidation, merger, purchase of assets or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other Person, or Control of such other Person ((a) or (b), a “Permitted Issuance”), or (c) any Defaulting Shareholder (who shall not have Preemptive Rights or Oversubscription Rights).

Notice

.  Not less than forty five (45) days prior to a proposed issuance of Equity Securities other than a Permitted Issuance (a “Proposed Issuance”), the Company shall deliver to each Shareholder written notice of the Proposed Issuance setting forth (a) the number, type and terms of the Equity Securities to be issued, (b) the consideration to be received by the Company in connection with the Proposed Issuance and (c) the identity of the Proposed Recipient(s).

Exercise of Rights

.  Within thirty (30) days following the receipt of the notice referred to in Section 14.2 (the “Issuance Notice Period”), each Shareholder electing to exercise its rights under this Section 14 shall give written notice to the Company specifying the number of Equity Securities to be purchased by such Shareholder (or its designated Permitted Transferee), the calculation by such Shareholder of its Pro Rata Share and the identity of any designated Permitted Transferee of such Shareholder to exercise the rights of such Shareholder under this Section 14.  Except as provided in the next succeeding sentence, failure by any Shareholder to give such notice within the Issuance Notice Period shall be deemed a waiver by such Shareholder of its rights under this Section 14 with respect to such Proposed Issuance.  If any Shareholder fails to give the notice required under this Section 14.3 solely because of the Company’s failure to comply with the notice provisions of Section 14.2, then the Company shall not issue Equity Securities pursuant to this Section 14, and if any Equity Securities are purported to be issued, such issuance of securities shall be null and void.

15.	NON-COMPETE

Non-Compete

.  Mitsui shall not, and shall cause its Affiliates not to, directly or indirectly, compete with the Company or the Initial Plant anywhere in the world for so long as Mitsui holds any Shares of the Company and for a period of two (2) years after Mitsui ceases to hold such Shares.  For purposes hereof, “compete” means to engage in any commercial or manufacturing activities related to crystallized BSA and/or bio-based BDO.

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Exercise of Drag-Along Right

.  In the event BioAmber exercises its Drag-Along Right, the non-compete period set forth in Section 15.1 shall be reduced to one (1) year.

16.	CERTAIN ADDITIONAL AGREEMENTS AND UNDERTAKINGS

General Shareholder Obligations

.  Each Shareholder shall comply with the provisions of this Agreement in relation to the Company, shall exercise its rights and powers with respect thereto in accordance with, and so as to give effect to, this Agreement and shall take all necessary actions to ensure that the Company’s Charter Documents do not, at any time, conflict with the provisions of this Agreement.

Initial Plant

.  Each party shall, within the scope of its rights and obligations set forth in this Agreement, use its reasonable best efforts to cause the Initial Plant to be constructed and commissioned with the capacity (including expanded capacity) set forth in Section 3.2.

16.3Certain Operational Matters.

16.3.1Use of Contributions.  The Company shall not use any capital or other contributions from any Shareholder for the purposes of directly or indirectly paying or otherwise satisfying any financial or monetary obligation owed by BioAmber or any BioAmber Affiliate to a third party under any BioAmber IP Agreement, including the payment of any royalties, fees, inventor awards, development costs, or other payments to any owner, inventor, licensor or developer of, or other third party thereunder, except for any payment related to the Technology License Agreement.

16.3.2Exclusive Distributor. Except as otherwise agreed in writing by all the Shareholders, the Company shall not appoint any Person (other than a party in accordance with this Agreement) as the exclusive distributor in any geography of BSA and/or BDO produced by the Company.  Notwithstanding the above, the Company shall be permitted to appoint exclusive distributors in selected geographies for specific applications using BSA or BDO.  The applications will include BSA used as deicers or coolants, solvents, lubricants, flavors and fragrances, food and plasticizers.  BioAmber shall consult Mitsui prior to the execution of any such exclusive distribution agreements and such agreements shall not be detrimental to the Company’s sales or profitability.

16.3.3Supply Agreements.  Except as expressly provided herein or as otherwise approved by (x) the Board or (y) a Marketing Committee which the Board may form and to which it may delegate such authority, which Marketing Committee shall consist of at least one (1) member appointed by BioAmber and one (1) member appointed by Mitsui, in each case acting in accordance with the Marketing Policy, the Company shall not enter into any Contract that obligates the Company to supply to a third party any portion of the BSA and/or BDO produced by the Company.  For the avoidance of doubt, the foregoing sentence shall not apply to contracts signed by BioAmber prior to the date of this Agreement that were disclosed to Mitsui prior to such date.

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16.3.4BioAmber IP.  BioAmber shall not, and shall cause its Affiliates not to (a) abandon, dedicate to the public, fail to enforce, or otherwise allow to lapse any BioAmber IP that is a Registered IP Asset, (b) terminate, willfully or negligently breach, or allow to expire any BioAmber IP Agreement, or (c) take any other action that is reasonably likely to adversely affect or impede the ability of the Company to use and exploit, in each case as contemplated or otherwise set forth in this Agreement and any Ancillary Agreement, any BioAmber Technology or other Intellectual Property Rights owned, co- or jointly owned, held by or licensed by BioAmber or any BioAmber Affiliate necessary, useful, or otherwise related to (i) the operation of the Business by the Company, (ii) the building, operation and exploitation of the Additional Plant in accordance with Section 4, or (iii) the production, use, sale and commercial exploitation of BSA and/or BDO by the parties.

16.3.5Company Support.  If, during the term of this Agreement, the Company becomes unable to continue to use or practice under any Intellectual Property Rights licensed by BioAmber or any Affiliate thereof to the Company pursuant to the Technology License Agreement in accordance with the terms thereof as a result of (a) the expiration, termination or breach of any BioAmber IP Agreement by the BioAmber Parties or any BioAmber Affiliate or (b) the abandonment, invalidation or failure to enforce such Intellectual Property Rights by BioAmber or the applicable licensor of such Intellectual Property Rights, then BioAmber shall use its best efforts to acquire a license to, or otherwise obtain all necessary rights in and to, such Intellectual Property Rights, or other Intellectual Property Rights as the Shareholders may reasonably agree, to the extent reasonably necessary for the Company to continue to operate the Business, and BioAmber shall promptly license or cause to be licensed to the Company such Intellectual Property Rights upon the terms and conditions of the Technology License Agreement or as the Shareholders may reasonably agree.

Additional Agreements

.  The parties acknowledge that:

16.4.1Trademark License Agreement.  BioAmber, as licensor, and the Company, as licensee, have entered into a trademark license agreement, dated as of September 24, 2015 (the “Trademark License Agreement”), which Trademark License Agreement currently remains in effect in accordance with its terms.

16.4.2BioAmber Services Agreement.  Promptly after the date hereof, BioAmber and Mitsui may enter into good faith negotiations in respect of a services agreement in connection with the non-financial contributions of BioAmber to the Company pursuant to Section 6.1, to be executed between BioAmber and the Company, on terms and conditions to be agreed upon between BioAmber and Mitsui (the “BioAmber Services Agreement”), which  BioAmber Services Agreement (if so agreed between such parties) the Company agrees it will duly execute and deliver.

16.4.3Mitsui Services Agreement.  Promptly after the date hereof, BioAmber and Mitsui may enter into good faith negotiations in respect of a services agreement in connection with the non-financial contributions of Mitsui to the Company pursuant to Section 6.2, to be executed between Mitsui and the Company, on terms and conditions to be agreed upon between

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BioAmber and Mitsui (the “Mitsui Services Agreement”), which Mitsui Services Agreement (if so agreed between such parties) the Company agrees it will duly execute and deliver.

16.4.4Assignment Agreement.  BioAmber (or its applicable Affiliate), as assignor, and the Company, as assignee, have entered into an assignment agreement, dated as of July 9, 2015 (the “Assignment Agreement”), with respect to the Supply Contracts.

Supply Contracts

.  In the event that BioAmber (or any Affiliate thereof, excluding any Affiliate of BioAmber that exploits or operates the Additional Plant or other plants that produce BSA and/or BDO) enters into any Contract for the supply of BSA and/or BDO to any third party, which Contract is not listed as a Supply Contract in Schedule 16.5 and has not been assigned to the Company pursuant to the Assignment Agreement, BioAmber shall (or shall cause its applicable Affiliate to), after consultation with Mitsui, with the objective of filling the available capacity of the Initial Plant (if any), subject to the terms of such Contract (including any applicable geographical restrictions), (i) add such Contract to the list of Supply Contracts set forth in Schedule 16.5 and (ii) assign such Contract to the Company pursuant to an agreement in form and substance similar to the Assignment Agreement, or as BioAmber and Mitsui may otherwise agree, it being understood that BioAmber shall not assign any such Contract to the Company if by doing so, the capacity of the Initial Plant would be exceeded at any point during the term of such Contract taking into account the then-existing supply commitments of the Initial Plant.

16.5.1BioAmber Lux’s Obligations.  BioAmber guarantees each and every obligation of BioAmber Lux under this Agreement and any Ancillary Agreement to which BioAmber Lux is or hereafter becomes a party, including each and every representation and warranty of BioAmber Lux hereunder or thereunder, and the full and timely performance of BioAmber Lux’s obligations under this Agreement and such Ancillary Agreements.  This is a guarantee of payment and performance and BioAmber acknowledges and agrees that this guarantee is unconditional.

17.	REPRESENTATIONS AND WARRANTIES

Survival of Representations and Warranties contained in the Original JVA

.  The Parties hereby acknowledge and agree that, pursuant to Section 17.3 of the Original JVA (for clarity, as Section 17 of the Original JVA was executed as of  November 2, 2011 and disregarding any subsequent amendments and restatements thereof) and notwithstanding the execution of this Agreement, the respective representations and warranties of the applicable parties set forth in Section 17 of the Original JVA shall survive indefinitely and continue in effect as provided for in the Original JVA.

BioAmber Parties’ Representations and Warranties

.  The BioAmber Parties hereby jointly and severally represent to Mitsui as follows:

17.2.1Organization, Good Standing.  Each of the BioAmber Parties and the Company is a corporation or another Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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17.2.2Authority; Binding Nature of Agreements.  Each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate has, or prior to its execution will have, all requisite corporate (or other applicable Entity) power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is, or it will become, a party and to carry out the provisions of this Agreement and such Ancillary Agreements.  The execution, delivery and performance by each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate of this Agreement and each of the Ancillary Agreements to which it is, or it will become, a party have been, or prior to its execution will be, approved by all requisite action on the part of each such party, its board of directors and shareholders.  BioAmber has delivered, or prior to its execution will deliver, to Mitsui true and complete copies of the resolutions adopted by its board of directors and shareholders approving the execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is or it will become a party and the transactions contemplated hereby and thereby.  Each of the BioAmber Parties and the Company has duly and validly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and it (or its applicable Affiliate) will duly and validly execute and deliver each other Ancillary Agreement to which it will become a party.  Each of this Agreement and the Ancillary Agreements to which each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate is or will become a party constitutes, or upon its execution will constitute, the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

17.2.3No Conflicts; Consents.  The execution, delivery and performance of this Agreement or any Ancillary Agreement by each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate do not and will not (with or without notice or lapse of time) (a) conflict with, violate or result in any breach of (i) any of the provisions of such party’s Charter Documents; (ii) any resolutions adopted by such party’s shareholders, board of directors or committees thereof; (iii) any Applicable Law; or (iv) any provision of any Contract; (b) give any Governmental Authority or other Person the right to (i) challenge the transactions contemplated hereby or thereby; (ii) exercise any remedy or obtain any relief under any Applicable Law to which any of the BioAmber Parties, the Company or any other applicable BioAmber Affiliate, or any of their respective assets, is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Contract; or (iv) revoke, suspend or modify any Consent; (c) result in the imposition or creation of any Encumbrance upon or with respect to any of its assets or properties; or (d) require any of the BioAmber Parties, the Company or any other applicable BioAmber Affiliate to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

17.2.4No Proceedings.  There is no Proceeding pending or, to the BioAmber Parties’ knowledge, threatened against or affecting any of the BioAmber Parties or the Company, any of their respective properties, assets, operations or businesses, or the BioAmber Parties’ or the Company’s respective rights relating thereto, that could materially and adversely affect the business or operations of any such party (including, in the case of the Company, the Business) or its ability to fulfill its obligations hereunder, and to the BioAmber Parties’ knowledge, no event

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has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

Mitsui’s Representations and Warranties

.  Mitsui hereby represents to the BioAmber Parties as follows:

17.3.1Organization; Valid Existence.  Mitsui is a corporation duly organized and validly existing under the laws of Japan.

17.3.2Authority; Binding Nature of Agreements.  Mitsui has, or prior to its execution will have, all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is, or it will become, a party and to carry out the provisions of this Agreement and such Ancillary Agreements.  The execution, delivery and performance by Mitsui of this Agreement and the Ancillary Agreements to which it is, or it will become, a party have been, or prior to its execution will be, approved by all requisite action on the part of each such party.  Mitsui has duly and validly executed and delivered this Agreement and each Ancillary Agreement to which it a party, and it will duly and validly execute and deliver each other Ancillary Agreement to which it will become a party.  Each of this Agreement and the Ancillary Agreements to which Mitsui is or will become a party constitutes, or upon its execution will constitute, the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

17.3.3No Conflicts; Consents.  The execution, delivery and performance of this Agreement or any Ancillary Agreement by Mitsui do not and will not (with or without notice or lapse of time) (a) conflict with, violate or result in any breach of (i) any of the provisions of such party’s Charter Documents; (ii) any resolutions adopted by such party’s shareholders, board of directors or committees thereof; (iii) any Applicable Law; or (iv) any provision of any Contract; (b) give any Governmental Authority or other Person the right to (i) challenge the transactions contemplated hereby or thereby; (ii) exercise any remedy or obtain any relief under any Applicable Law to which Mitsui, or any of its assets, is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Contract; or (iv) revoke, suspend or modify any Consent; (c) result in the imposition or creation of any Encumbrance upon or with respect to any of its assets or properties; or (d) require Mitsui to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

17.3.4No Proceedings.  There is no Proceeding pending or, to Mitsui’s knowledge, threatened against or affecting Mitsui, any of its properties, assets, operations or businesses, or its rights relating thereto, that could materially and adversely affect the business or operations of such party or its ability to fulfill its obligations hereunder, and to Mitsui’s knowledge, no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

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Survival of Representations and Warranties

. The respective representations and warranties of the applicable parties set forth in this Section 17 shall survive indefinitely and continue in effect notwithstanding the termination of this Agreement.

18.	DEFAULT

18.1Events of Default.

18.1.1Events of Default.  Each of the following events constitutes an “Event of Default” with respect to a Shareholder, it being understood that if such Shareholder is (x) BioAmber Lux or a Permitted Transferee thereof (other than BioAmber), the occurrence of any such event with respect to BioAmber shall constitute an Event of Default with respect to BioAmber Lux or such Permitted Transferee, as applicable, or (y) a Permitted Transferee of Mitsui, the occurrence of any such events with respect to Mitsui shall constitute an Event of Default with respect to such Permitted Transferee:

(a)such Shareholder makes a general assignment for the benefit of creditors;

(b)the appointment of a conservator, custodian, receiver, trustee or similar official for such Shareholder or its assets;

(c)any voluntary or involuntary bankruptcy, insolvency, reorganization, debt adjustment, dissolution, liquidation, receivership or other debt relief proceedings is commenced (and not dismissed or otherwise terminated) in respect of such Shareholder (excluding, for the avoidance of doubt, any bona fide corporate reorganization not involving debt relief or insolvency issues); or

(d)such Shareholder materially breaches this Agreement or any of the Ancillary Agreements and such breach, if of a nature that can be cured, remains uncured thirty (30) days after such Shareholder received notice thereof from the other Shareholder.

18.1.2Suspension of Certain Rights Upon an Event of Default.  In addition to other limitations on a Defaulting Shareholder’s rights set forth elsewhere in this Agreement, upon the occurrence of an Event of Default and for so long as such Event of Default has not been remedied to the reasonable satisfaction of the Shareholder other than the Defaulting Shareholder, and notwithstanding anything to the contrary set forth herein, (i) the presence of the Defaulting Shareholder shall not be required to constitute quorum at any Shareholders’ meeting; (ii) the Defaulting Shareholder shall not have the right to vote in respect of any matter reserved for the approval of the Shareholders pursuant to Section 8.1.2 or 8.1.3 (which matter may be approved solely by the non-Defaulting Shareholder); (iii) the presence of the Defaulting Shareholder’s nominee(s) to the Board shall not be required to constitute quorum at any Board meeting; (iv) the Defaulting Shareholder’s nominee(s) to the Board shall not have the right to vote in respect of any matter subject to Board approval (which matter may be approved solely by the non-Defaulting

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Shareholder’s nominee(s) to the Board); and (v) the Defaulting Shareholder shall have no right to receive dividends or other distributions from the Company.

18.2Option to Buy/Sell Upon an Event of Default.

18.2.1BioAmber Call Option Upon Mitsui Event of Default.  If an Event of Default occurs and is continuing and Mitsui is the Defaulting Shareholder, BioAmber Lux shall have the right to purchase the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price equal to seventy five percent (75%) of the lesser of (i) the Fair Market Value of such Shares (calculated in accordance with Section 5.3.2 applied mutatis mutandis hereto) and (ii) the Book Value of such Shares, in each case calculated on the date BioAmber Lux delivered the Default Option Exercise Notice.

18.2.2BioAmber Put Option Upon Mitsui Event of Default.  If an Event of Default (excluding therefrom, for purposes hereof, the event referred to in clause (d) of Section 18.1.1; provided, however, that if and for so long as Mitsui’s Pro Rata Share is equal to more than forty-five percent (45%), the foregoing exclusion shall not apply and the event referred to in clause (d) of Section 18.1.1 shall also be included as an Event of Default for purposes of this Section 18.2.2) occurs and is continuing and Mitsui is the Defaulting Shareholder, BioAmber Lux shall, alternatively to its right under Section 18.2.1, have the right to sell to Mitsui the Shares held by BioAmber Lux (and any Permitted Transferee thereof) at a purchase price equal to one hundred twenty five percent (125%) of the greater of (i) the Fair Market Value of such Shares (calculated in accordance with Section 5.3.2 applied mutatis mutandis hereto) and (ii) the Book Value of such Shares, in each case calculated on the date BioAmber Lux delivered the Default Option Exercise Notice.

18.2.3Mitsui Put Option Upon BioAmber Event of Default.  If an Event of Default occurs and is continuing and a BioAmber Party is the Defaulting Shareholder, Mitsui shall have the right to sell to BioAmber Lux the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price equal to one hundred twenty five percent (125%) of the greater of (i) the Fair Market Value of such Shares (calculated in accordance with Section 5.3.2 applied mutatis mutandis hereto) and (ii) the Book Value of such Shares, in each case calculated on the date Mitsui delivered the Default Option Exercise Notice.

18.2.4Mitsui Call Option Upon BioAmber Event of Default.  If an Event of Default (excluding therefrom, for purposes hereof, the event referred to in clause (d) of Section 18.1.1; provided, however, that if and for so long as Mitsui’s Pro Rata Share is equal to more than forty-five percent (45%), the foregoing exclusion shall not apply and the event referred to in clause (d) of Section 18.1.1 shall also be included as an Event of Default for purposes of this Section 18.2.4) occurs and is continuing and a BioAmber Party is the Defaulting Shareholder, Mitsui shall, alternatively to its right under Section 18.2.3, have the right to purchase the Shares held by BioAmber Lux (and any Permitted Transferee thereof) at a purchase price equal to seventy five percent (75%) of the lesser of (i) the Fair Market Value of such Shares (calculated in accordance with Section 5.3.2 applied mutatis mutandis hereto) and (ii) the Book Value of such Shares, in each case calculated on the date Mitsui delivered the Default Option Exercise Notice.

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18.2.5Exercise of Rights; Closing.  To exercise its purchase or sale rights under Section 18.2.1, 18.2.2, 18.2.3 or 18.2.4, as applicable, the non-Defaulting Shareholder shall provide notice thereof to the Defaulting Shareholder (the “Default Option Exercise Notice”). The closing of any such Transfer of Shares shall occur, subject to obtaining any required Consents, within thirty (30) days after the date the applicable Shareholder delivered to the Defaulting Shareholder the Default Option Exercise Notice.

19.	DISSOLUTION

Dissolution Events

.  In the event that (i) the Operational Date does not occur by January 31, 2016; (ii) the cumulative losses of the Company accrued during the Financial Years from and after January 1, 2016 exceed seventy-five percent (75%) of its paid-in capital; (iii) the Company earns no after-tax profit in any three (3) consecutive Financial Years from and after January 1, 2016; (iv) the Company becomes unable to pay its debts generally as they become due or subject to a bankruptcy, insolvency or other analogous proceeding; or (v) there occurs any other dissolution event in respect of the Company provided for under Applicable Law (each, a “Dissolution Event”), each Shareholder shall have the right (subject, in the case of BioAmber Lux, to the rights of Mitsui under Section 12.3) by providing written notice to the other Shareholder (the “Dissolution Notice”), to cause the Company to be dissolved and liquidated, whereupon the Shareholders shall cooperate and take all necessary steps for dissolving and liquidating the Company in accordance with Applicable Law and terminating their respective contractual obligations therewith.

Distribution of Remaining Assets

.  Unless otherwise agreed by the Shareholders, any assets and property of the Company remaining after such liquidation shall be allocated and distributed to the Shareholders in accordance with their then respective Pro Rata Shares.

Right to Prevent Dissolution

.  Notwithstanding the provisions of Section 19.1, the Company shall not be so dissolved and liquidated if, upon the occurrence of a Dissolution Event, (i) a Shareholder opposes the dissolution and liquidation requested by the other Shareholder and (ii) such Shareholder opposing the dissolution and liquidation agrees to purchase the Shares held by the other Shareholder (and any Permitted Transferee thereof) at a purchase price equal to one hundred percent (100%) of the Book Value of such Shares calculated on the date of such agreement.  The closing of such Transfer of Shares shall occur, subject to obtaining any required Consents, within thirty (30) days after the date of such agreement.

20.	TERMINATION

Termination of the Agreement

.  This Agreement shall become effective from its date and shall continue in effect until (a) any date agreed upon in writing by all of the parties, (b) the Company is liquidated, dissolved or wound-up or (c) there is only one (1) Shareholder.

Consequences of Termination

.  If this Agreement is terminated pursuant to Section 20.1, this Agreement shall have no further force and effect, except that the parties shall continue to be bound, as applicable, by the provisions of this Section 20, Sections 8.2.13, 15, 17.1, 17.4, 21,

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22 and 23.  For the avoidance of doubt, nothing in this Section 20 shall be deemed to release any party from any liability for any breach of this Agreement prior to the effective date of such termination.

21.	INDEMNIFICATION

General Indemnification

.  Subject to, in the case of the Company, any applicable indemnification obligation of the Company to the Directors pursuant to the Indemnification Agreement, each party shall indemnify, defend and hold harmless each other party, its Affiliates and its and their respective directors, officers, employees, agents and advisors from and against any Loss arising out, relating to or resulting from any breach by such party of any representation or warranty, or covenant, agreement or undertaking, contained in this Agreement.

IP Indemnification

.  BioAmber, on behalf of itself and its Affiliates, shall indemnify, defend and hold harmless each of Mitsui and the Company, its respective Affiliates and its and their respective directors, officers, employees, agents and advisors from and against any Loss arising out, relating to or resulting from the Company’s use of, and the exercise of any rights licensed by BioAmber or any Affiliate thereof to the Company in and to, any BioAmber Technology, including with respect to the operation of the Business generally and the production, sale and use of BSA and/or BDO.

No Consequential Damages

.  Notwithstanding anything to the contrary in this Section 21, to the maximum extent permitted by Applicable Law, no party shall be liable under this Agreement to any Person for any indirect, incidental, punitive, exemplary or consequential damages; provided, however, that the foregoing shall not be construed to preclude recovery by any party in respect of Losses incurred from third party claims.

22.	DISPUTE RESOLUTION

Escalation Procedure

.  Any dispute, controversy, claim or disagreement between or among any parties (each, a “Dispute”) arising out of this Agreement, its interpretation or the performance by any party of its obligations hereunder, including any questions regarding the existence, validity or termination hereof, shall be resolved pursuant to this Section 22.  For clarity, any disagreement related to the matters set forth in Section 8.1.2 shall be subject to the BioAmber Right to Approve set forth in the proviso included in such Section.  Any Dispute that the relevant parties are unable to resolve through amicable negotiations shall be submitted by the parties for further review and discussion to designated senior representatives of each such party with authority to reach an agreement in connection with such Dispute.  Such designated senior representatives shall meet or otherwise confer as promptly as practicable, and endeavor in good faith to resolve the Dispute.  If such designated senior representatives are unable to reach an agreement to resolve the Dispute within ten (10) days after their initial meeting, then the Dispute shall be resolved pursuant to Section 22.2

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22.2Arbitration.

Rules

.  Any Dispute that is not resolved pursuant to Section 22.1 shall be finally settled by binding arbitration administered by the ICC, in accordance with the ICC Rules of Arbitration (the “ICC Rules”) in effect at the time of the arbitration, except as they may be modified herein or by agreement of all the parties to the Dispute.  Each party to the arbitration shall be deemed to be an “Arbitration Party” for purposes of this Section 22.2.

22.2.2Place; Language.  The place of arbitration shall be New York, New York, and the proceedings shall be conducted in the English language.

22.2.3Tribunal.  The arbitration shall be conducted by three arbitrators (such panel of arbitrators, the “Tribunal”).

22.2.4Arbitrators–Two Arbitration Parties.  If there are two Arbitration Parties to the arbitration, each Arbitration Party shall nominate one (1) arbitrator within thirty (30) days after delivery of the “Request for Arbitration” (as defined in the ICC Rules).  In the event an Arbitration Party fails to nominate an arbitrator within this time period, then upon request of either Arbitration Party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request.  The two (2) arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within thirty (30) days of the appointment of the second arbitrator.  If the first two appointed arbitrators fail to nominate a third arbitrator within this time period, then upon request of either Arbitration Party, the third arbitrator shall be appointed by the ICC.  The third arbitrator shall serve as chairman of the Tribunal.

22.2.5Arbitrators–More Than Two Arbitration Parties.  If there are more than two (2) Arbitration Parties to the arbitration, they shall in good faith attempt to group themselves into a “Petitioning Party” and a “Defending Party” for purposes of selecting arbitrators.  Each of the Petitioning Party and the Defending Party shall nominate one arbitrator within thirty (30) days after delivery of the Request for Arbitration.  The two (2) arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within thirty (30) days of their appointment.  If the first two appointed arbitrators fail to nominate a third arbitrator within this time period, then upon request of any party to the arbitration, the third arbitrator shall be appointed by the ICC.  The third arbitrator shall serve as chairman of the Tribunal.  If it shall not be possible to form a Petitioning Party or a Defending Party, as the case may be, or if the Petitioning Party or the Defending Party, as the case may be, fails to select an arbitrator in accordance with this Section 22.2.5, then, in accordance with Article 10(2) of the ICC Rules, the ICC shall appoint each member of the Tribunal and shall designate one of them to act as chairman.

22.2.6Provisional Remedies.  By agreeing to arbitration, the Arbitration Parties do not intend to deprive any court of competent jurisdiction of its ability to issue any form of provisional remedy, including a preliminary injunction or attachment in aid of the arbitration, or to order any interim or conservatory measure (each, a “Provisional Remedy”).  A request for such Provisional Remedy by a party to a court shall not be deemed a waiver of this agreement to arbitrate.  Notwithstanding the foregoing, once the selection of the arbitrators is complete in

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accordance with this Section 22.2, the continuation, termination, amendment, or modification of any Provisional Remedy shall be determined by the arbitrators and, after an arbitration hearing is commenced, the action, suit, or proceeding commenced in such court seeking such Provisional Remedy shall be dismissed by the stipulation of all parties to the relevant Dispute.  In the event that any such party fails to stipulate to the dismissal of the action, the parties agree that the arbitrators may submit a stipulation dismissing the action.  The arbitrators may conduct any hearings or order any discovery they deem necessary to properly review the Provisional Remedy.  This Section 22.2.6 shall be specifically enforceable by each party.

22.2.7Award.  The award rendered by the arbitrators shall be final and binding on the Arbitration Parties.  Judgment on the award may be entered and the award may be enforced in any court of competent jurisdiction.

22.2.8Confidentiality.  Any arbitration hereunder shall be confidential, and the Arbitration Parties and their agents and the arbitrators shall not disclose to any non-Arbitration Party the subject of the arbitration, any information about the arbitration or the substance of the proceedings thereunder except as may be required by Applicable Law, for insurance purposes, or as necessary to enforce this agreement to arbitrate or any award hereunder or in connection with a request for any Provisional Remedy.

23.	MISCELLANEOUS

No Partnership

.  The Shareholders expressly intend not to form a partnership hereby, either general or limited, under any jurisdiction’s partnership law.  The Shareholders do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as Shareholders.

Discrepancies

.  If there is any discrepancy between any provision of this Agreement and any provision of the Company’s Charter Documents, the provisions of this Agreement shall prevail as between the Shareholders, and the parties shall procure that the Company’s Charter Documents are promptly amended, to the extent permitted by Applicable Law, in order to conform to this Agreement.

23.3Notices.

23.3.1Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing, in English and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties).  Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third (3rd) day following posting, and if sent by post to another country, on the fifth (5th) day following posting; and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

23.3.2Addresses; Fax Numbers.  The initial address and facsimile for each party for the purposes of this Agreement are:

(1)	for Mitsui:

Address: 3-1, Ohtemachi 1-Chome

Chiyoda-Ku, Tokyo, Japan 100-8631

Attention: Mr. Toru Tamura, General Manager

Biochemicals Department, Specialty Chemicals Division

Fax: 81-(0)3-3285-7718

(2)	for any BioAmber Party:

Address: 1250 Rene-Levesque West, Suite 4310

Montreal, Quebec, Canada, H3B 4W8

Attention: Jean-François Huc, President & CEO

Fax: (514) 844-1414

(3)	for the Company:

Address: 1250 Rene-Levesque West, Suite 4310

Montreal, Quebec, Canada, H3B 4W8

Attention: Fabrice Orecchioni, President

Fax: (514) 844-1414

Expenses

.  Except as otherwise noted herein, each Shareholder shall bear the expenses incurred by it in connection with the negotiation and execution of this Agreement and the performance of its obligations hereunder.

Entire Agreement

.  This Agreement, the Exhibits, the Schedules and the Ancillary Agreements constitute the entire agreement among the parties relating to the subject matter hereof and thereof and supersede all prior oral and written understandings, all contemporaneous oral negotiations and discussions, and all other writings and agreements relating to the subject matter hereof and thereof (including the Term Sheet; provided, that Sections I.4 (Confidentiality) and I.7 (Breach) of the Term Sheet shall survive in accordance with their respective terms, and nothing herein shall be deemed to release any party from any liability for any previous breach of the Term Sheet).

Counterparts

.  This Agreement may be executed in one or more counterparts, with the same effect as if the parties had signed the same document.  Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.  Delivery of a signature page by facsimile or electronic means shall have the same effect as the delivery of a manually executed original thereof.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Governing Law

.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Severability

.  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such.  If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that shall not affect (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement or (b) the legality, validity or enforceability in any other jurisdictions of that or any other term of this Agreement.  If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, it shall be replaced by a mutually acceptable provision, which being valid, legal, enforceable and in compliance with applicable government policy comes closest to the intention of the parties underlying such illegal, invalid or unenforceable provision.

Survival of Rights, Duties and Obligations

.  Termination of this Agreement for any cause shall not release any party from any liability which at the time of termination has already accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination hereof affect in any way the survival of and right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive termination hereof or which by its nature shall survive the termination of this Agreement.

Specific Performance

.  The parties acknowledge that it may be impossible to measure in money the damages that would be suffered by a party by reason of the failure by any of the other parties to perform any of its obligations hereunder, and that irreparable damage may occur in the event that any of the provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, if a party shall institute any Proceeding to enforce the provisions hereof, a party against whom such Proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

Assignment

.  No Shareholder shall assign, or suffer or permit an assignment (by operation of law or otherwise), of its rights or obligations under or interest in this Agreement without the prior written consent of the other Shareholder and the Company, except to the extent expressly permitted hereunder, and any purported assignment or other disposition by a Shareholder in violation of this Section 23.11 shall be deemed to be a breach of this Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Amendment; Waiver

.  This Agreement cannot be amended or otherwise modified nor any performance, term, or condition waived in whole or in part, except by a writing signed by the party against whom enforcement of the amendment, modification or waiver is sought.  No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.  Without limiting the foregoing, no waiver by a party of any breach by any other party of any provision

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

Limitation on Rights of Third Parties

.  This Agreement is entered into among the parties for the exclusive benefit of the parties and their successors and permitted assigns.  Except as otherwise expressly provided herein, this Agreement is not intended for the benefit of any other Person.

23.14Confidentiality.

Confidential Information

.  In order to protect the Confidential Information of any party (a “Disclosing Party”) that becomes available to any other party (a “Receiving Party”), the Receiving Party agrees that (i) it shall make no use of such Confidential Information except in furtherance of the purposes of, and as contemplated by, this Agreement, and (ii) it shall not (and it shall cause its Affiliates, directors, officers, employees, agents and representatives not to) without the prior written consent of the Disclosing Party, disclose to any third party Confidential Information of such Disclosing Party, so long as such Receiving Party is a Shareholder and for a period of ten (10) years thereafter or, in the case of the Company, so long as it remains in existence; provided, however, that:

(a)a Receiving Party may disclose Confidential Information to those of its Affiliates, directors, officers, employees, agents and representatives who have a need to know such Confidential Information in relation to the matters contemplated hereby and who are under obligations of confidentiality and non-use consistent with those set forth herein; provided that any disclosure of Confidential Information by a party’s Affiliates, directors, officers, employees, agents and representatives that is not permitted by this Section 23.14 shall be a breach by such party of this Section 23.14;

(b)disclosure of Confidential Information is permitted to the extent that such disclosure is required pursuant to Applicable Law; provided however, that the Receiving Party shall promptly notify the Disclosing Party in writing of the existence of any such requirement and reasonably cooperate with the Disclosing Party in seeking an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information;

(c)this Section 23.14 shall not apply to any Confidential Information which:

i.was in the public domain or the subject of public knowledge at the time of its disclosure;

ii.becomes part of the public domain or the subject of public knowledge through no breach by or act of default of the Receiving Party or its representatives, employees or agents;

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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iii.is obtained by the Receiving Party from a third party other than in breach of a legal or contractual obligation of confidentiality owed by such third party to the Disclosing Party in respect thereof, the existence of which obligation was known or should have been known by the Receiving Party; or

iv.the Receiving Party establishes was independently developed by it without reference to Confidential Information.

Advertising; Publicity

.  Each party agrees not to issue any press release or otherwise make any public disclosure with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written approval of the other parties, unless, and only to the extent, required pursuant to Applicable Law (including the rules of any stock exchange to which such party or any Affiliate thereof may be subject), in which case, to the extent practicable, the party intending to make such disclosure shall give advance notice thereof to the other parties.  Notwithstanding the foregoing, it is the parties’ intent to issue a press release following the signing of this Agreement, subject to the parties agreeing to the content of such press release.

Subsequent Shareholders

.  Any Person not a signatory to this Agreement who hereafter becomes a Shareholder as provided hereby shall be bound by all of the terms and provisions, and shall be entitled to all the benefits and privileges, of this Agreement.  Before any Person not a signatory to this Agreement, including any Person to whom transfers of Shares may be made hereunder, may be entitled to be a Shareholder, such Person shall be required to execute and deliver to the Company an agreement, in form and substance reasonably acceptable to the Company and the Shareholders (a “Joinder Agreement”) pursuant to which such Person agrees to be bound by all of the terms and conditions of this Agreement, and the failure of any such Person to do so shall preclude such Person from becoming a Shareholder.

Unanimous Shareholder Agreement

.  This Agreement shall be considered a unanimous shareholder agreement pursuant to the Canada Business Corporations Act to the extent that any provisions in this Agreement restrict, in whole or in part, the powers of the Directors to manage, or supervise the management of, the business and affairs of the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have signed this Amended and Restated Joint Venture Agreement as of the date first written above.

BIOAMBER INC.

By:/s/ Jean-François Huc___________

Name: Jean-François Huc

Title: President & Chief Executive Officer

BIOAMBER INTERNATIONAL S.À.R.L.

By:/s/ Jean-François Huc___________

Name: Jean-Francois Huc

Title: Manager

By:/s/ Jean-Michel Hamelle_________

Name: Jean-Michel Hamelle

Title: Manager

MITSUI & CO., LTD.

By: /s/ Shinji Oumi________________

Name:Shinji Oumi

Title: General Manager

    Specialty Chemicals Div.

    Performance Materials Business Unit

BIOAMBER sarnia INC.

By:/s/ Fabrice Orecchioni___________

Name: Fabrice Orecchioni

Title: President

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

tk-598330

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.